                               PURCHASE AGREEMENT


                                  BY AND AMONG


                                ACR GROUP, INC.,


                                RICHARD O'LEARY,


                              LIFETIME FILTER, INC.

                                       AND

                        O'LEARY FAMILY PARTNERSHIP, LTD.

                          TABLE OF CONTENTS



                                                             PAGE

I.     TRANSFER OF STOCK; TRANSFER OF ASSETS;
       ASSUMPTION OF CERTAIN LIABILITIES

1.1    Transfer of Stock; Transfer of Assets;
       Assumption of Certain Liabilities ....................  1
1.2    Consideration for the Stock and the Assets............  2
1.3    Payment of Stock Purchase Price.......................  3
1.4    Payment of Asset Purchase Price.......................  3
1.5    Disclaimer of Liability...............................  4
1.6    Adjustment to Asset Purchase Price....................  4
1.7    Instruments of Transfer...............................  5
1.8    Further Assurances....................................  6
1.9    Closing...............................................  6


II.    REPRESENTATIONS AND WARRANTIES OF OFP, LFI AND O'LEARY

2.1    Organization, Existence and Good Standing ............  6
2.2    Capital Stock.........................................  6
2.3    Ownership of Stock of LFI.............................  6
2.4    Affiliates............................................  7
2.5    Authority.............................................  7
2.6    Consents and Approvals; No Violation..................  7
2.7    Financial Statements..................................  8
2.8    Receivables...........................................  8
2.9    Inventories...........................................  8
2.10   Absence of Undisclosed Liabilities....................  8
2.11   Absence of Changes....................................  8
2.12   Agreements, Contracts and Commitments.................  9
2.13   Tax Matters ..........................................  9
2.14   Title to and Condition of Assets...................... 10
2.15   Real Property......................................... 10
2.16   Personal Property..................................... 10
2.17   Compensation and Benefit Plans........................ 10
2.18   Litigation............................................ 11
2.19   Patents, Trademarks and Similar Rights................ 11
2.20   Bank Accounts; Powers of Attorney..................... 11
2.21   Minute Books.......................................... 11
2.22   No Broker's or Finder's Fees.......................... 12
2.23   Environmental Matters................................. 12

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2.24   Illegal Payments...................................... 12
2.25   No Misleading Statements.............................. 13
2.26   Disclaimer of Additional and Implied Warranties....... 13

III.   REPRESENTATIONS AND WARRANTIES OF ACRG

3.1    Organization, Existence and Good Standing............. 13
3.2    Authority............................................. 13
3.3    No Misleading Statements.............................. 13
3.4    Disclaimer of Additional and Implied Warranties....... 13
3.5    Financial Statements.................................. 13
3.6    ACRG Guaranty ........................................ 14
3.7    LFI Obligations....................................... 14

IV.    OBLIGATIONS OF O'LEARY, LFI AND OFP PENDING CLOSING

4.1    Conduct of Business................................... 14
4.2    Access and Information................................ 14
4.3    Existence and Good Standing .......................... 14
4.4    Condition of Assets................................... 14
4.5    Consents of Others.................................... 15
4.6    Approval of Governmental Agencies..................... 15
4.7    Covenant to Use Best Efforts ......................... 15
4.8    Obligation to Supplement Information.................. 15
4.9    Restricted Activities ................................ 15

V.     CONDITIONS PRECEDENT

5.1    General Conditions ................................... 17
5.2    Conditions to Obligations of ACRG .................... 17
5.3    Conditions to Obligations of O'Leary, LFI and OFP..... 20
5.4    Covenant of Good Faith................................ 21

VI.    INDEMNIFICATION

6.1    Indemnification by OFP and O'Leary ................... 21
6.2    Indemnification by ACRG............................... 22
6.3    Limitation on Indemnification ........................ 23

VII.   TERMINATION

7.1    Termination .......................................... 23
7.2    Notice of Termination ................................ 23
7.3    Effect of Termination or Waiver....................... 23

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VIII.  MISCELLANEOUS

8.1    Nature and Survival of Representations
       and Warranties ....................................... 24
8.2    Amendment and Modification............................ 24
8.3    Waiver of Compliance; Consents ....................... 24
8.4    Notices............................................... 24
8.5    Assignment ........................................... 25
8.6    Governing Law ........................................ 26
8.7    Jurisdiction and Venue ............................... 26
8.8    Counterparts.......................................... 26
8.9    Interpretation........................................ 26
8.10   Entire Agreement ..................................... 26
8.11   Expenses ............................................. 26
8.12   Attorneys' Fees ...................................... 26


Exhibit A -- Assets
Exhibit B -- Assumed Liabilities
Exhibit C -- Form of Promissory Note
Exhibit D -- Guaranty
Exhibit E -- Subordination Agreement
Exhibit F -- Security Agreement
Exhibit G -- Deed of Trust
Exhibit H -- Sales and Marketing Efforts
Exhibit I -- Cagle Employment Agreement
Exhibit J -- O'Leary Consulting Agreement
Schedule 2.12 -- Agreements, Contracts, and Commitments
Schedule 2.14 -- Title to and Condition of Assets
Schedule 2.18 -- Litigation
Schedule 2.19 -- Patents, Trademarks, and Similar Rights
Schedule 2.22 -- Broker's or Finder's Fees

                               PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT (this "Agreement") is entered into effective as of January 1, 1997 by and among ACR GROUP, INC., a Texas corporation ("ACRG"), and RICHARD O'LEARY ("O'Leary"), the holder of all of the outstanding capital stock of LIFETIME FILTER, INC., a Texas corporation ("LFI"), LFI and O'LEARY FAMILY PARTNERSHIP, LTD., a Texas limited partnership ("OFP").

                                    ARTICLE I

                     TRANSFER OF STOCK; TRANSFER OF ASSETS;
                        ASSUMPTION OF CERTAIN LIABILITIES

     1.1 TRANSFER OF STOCK; TRANSFER OF ASSETS; ASSUMPTION OF CERTAIN LIABILITIES. The parties hereto acknowledge that, during the period from January 1, 1993 through December 31, 1996, the business of manufacturing and selling heating and air conditioning filters and related products was conducted by Lifetime Filter Manufacturing, Ltd., a Texas limited liability company ("LFM"), the members of which are currently O'Leary and OFP, owning 1% and 99% of the membership interests of LFM, respectively. LFM conducted this business pursuant to an agreement between LFM and LFI authorizing LFM to manufacture and sell such products under the "LifeTime Filter" trademark. On December 31, 1996, LFM assigned and transferred all of its assets to its members and all of its liabilities were assumed by OFP. Promptly thereafter, O'Leary contributed his interest in such assets to OFP. On January 3, 1997, O'Leary ceased to be the general partner of OFP and RGO, Ltd. Co., a Texas limited liability company, became the new general partner of OFP. Commencing January 1, 1997, the business activities formerly conducted by LFM have been conducted by OFP. Subject to the terms and conditions of this Agreement, (a) O'Leary will sell, transfer, assign and deliver to ACRG on the Closing Date (hereafter defined) 1,000 shares of the common stock, $1.00 per share par value, of LFI, constituting all of the issued and outstanding shares of the capital stock of LFI (the "Stock"), and (b) OFP will sell, transfer, assign and deliver to LFI on the Closing Date all of the assets and other tangible and intangible personal property of OFP, including but not limited to those described on EXHIBIT A hereto, excluding, however, those items specifically excluded by reference on EXHIBIT A hereto (the "Assets"), free and clear of all security interests, liens, claims and encumbrances, and LFI shall purchase, accept and acquire the Assets from OFP, and LFI shall assume those certain liabilities (and none other) of OFP listed on EXHIBIT B hereto (the "Assumed Liabilities"). Any provision in this Agreement to the contrary notwithstanding, it is understood and agreed that the Assets do not include any assets (tangible or intangible) used in the development or manufacture of a lawn sprinkler product in the form of a helicopter which has been developed by O'Leary. All assets related to the development and manufacture of the lawn sprinkler product are the property of O'Leary. The payment in full at the Closing (hereafter defined) of the accounts receivable of OFP from O'Leary in the amount of $50,763 constitutes full and final payment by O'Leary for the assets related to the development and manufacture of such lawn sprinkler product.


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

     1.2 CONSIDERATION FOR THE STOCK AND THE ASSETS. Subject to the terms and conditions of this Agreement, and as full consideration for the Stock and the Assets and the covenants, representations, warranties and indemnities made in connection herewith by O'Leary, LFI and OFP, ACRG shall pay to O'Leary the sum of $500,000.00 for the Stock (the "Stock Purchase Price"), and ACRG shall cause LFI to pay to OFP an amount (the "Asset Purchase Price") equal to (a) four (4) times the net income of LFM for the year ended December 31, 1996 ("1996 Income") as determined in accordance with generally accepted accounting principles and as certified by an independent audit to be by conducted Ernst & Young, LLP ("E & Y") (the "Audit"), less (b) the Stock Purchase Price. The cost of the Audit shall be paid by ACRG. Upon completion of the Audit, ACRG shall provide a copy of the audited 1996 income statement to OFP, together with a calculation of any adjustment to the Asset Purchase Price. OFP shall have full access to all documents, workpapers or other materials produced or reviewed by E & Y in the conduct of the Audit. Should OFP disagree with any such adjustment to the Asset Purchase Price, as to which resolution thereof is not reached between ACRG and OFP within thirty
(30) days after delivery of a copy of the audited 1996 income statement to OFP, any remaining disputed matters shall be submitted to a national accounting firm selected by mutual agreement between ACRG and OFP, whose decision with respect to any disputed item shall be final and binding on the parties hereto. The expense of engaging such accounting firm to resolve such disputed items arising in connection with the Audit shall be borne by OFP. For purposes of determining 1996 Income, it is agreed that there shall be deducted therefrom the aggregate amount of the accounts receivable of OFP which remain unpaid as of the end of the calendar month preceding the Closing Date and have an invoice date earlier than one hundred twenty (120) days prior to the Closing Date ("Delinquent Receivables"). If LFI shall collect any amounts of the Delinquent Receivables during the one-year period following the Closing Date, such amounts collected (including amounts collected after the end of such one-year period pursuant to an installment payout arrangement with respect to any Delinquent Receivable which may have been entered into with the approval of OFP during such one-year period (a "Payout Agreement")), less the collection expense incurred by LFI in connection therewith, shall be paid by LFI to OFP. Such payments, if any, shall be deemed to be an increase in the Asset Purchase Price (but not an increase in 1996 Income) and shall be paid in cash within thirty (30) days after the end of each calendar quarter with respect to amounts collected during the calendar quarter. OFP shall have the right from time to time to review the books and records of LFI during such one-year period for the purpose of verifying compliance by LFI with the provisions of the preceding two sentences. LFI shall follow customary collection procedures used by subsidiary corporations of ACRG to attempt to collect such Delinquent Receivables; however, neither ACRG nor LFI shall be liable to OFP for any Delinquent Receivables which are not collected. OFP shall have the right to contact obligors on Delinquent Receivables in order to attempt to obtain payment thereof. Any Delinquent Receivables that may be collected following the expiration of one-year period after the Closing Date, other than amounts collected pursuant to a Payout Agreement, shall be retained by LFI and shall not be deemed to be an increase in the Purchase Price (or an increase in 1996 income). The sum of the Stock Purchase Price and the Asset Purchase Price is hereinafter referred to as the "Total Purchase Price". The Asset Purchase Price shall be allocated to the Assets by LFI in the manner determined by it in the reasonable exercise of its business judgment and OFP shall cooperate with LFI in the execution and filing of appropriate documents with the internal Revenue Service to confirm such allocation.

     1.3 PAYMENT OF STOCK PURCHASE PRICE. The Stock Purchase Price shall be paid by ACRG in full at the Closing by certified check or wire transfer.

     1.4 PAYMENT OF ASSET PURCHASE PRICE. A tentative Asset Purchase Price (the "Tentative Asset Purchase Price") shall be determined in accordance with the formula set forth in Section 1.2 of this Agreement, with net income of LFM for such purpose being determined by the unaudited financial statements of LFM, which shall have been prepared in accordance with generally accepted accounting principles. The Tentative Asset Purchase Price shall be paid at the Closing as follows:

          (a) An amount equal to (i) fifty percent (50%) of the Total Purchase Price less (ii) the Stock Purchase Price, shall be paid by LFI to OFP at the Closing by certified check or wire transfer; and

          (b) LFI shall issue its promissory note (the "Note") payable to OFP in the original principal amount equal to fifty percent (50%) of the Total Purchase Price. The Note shall be in the form attached hereto as EXHIBIT C and shall be (i) guaranteed by ACRG pursuant to a guaranty agreement (the "Guaranty") in the form attached hereto as EXHIBIT D, (ii) subordinated to indebtedness of ACRG to NationsBank of Texas, N.A. (or such successor lender thereto), pursuant to applicable provisions relating thereto contained in the Note and the subordination agreement (the "Subordination Agreement") in the form attached hereto as EXHIBIT E, (iii) secured by a lien on the Assets granted pursuant to a security agreement (the "Security Agreement") in the form attached hereto as EXHIBIT F, which lien shall be subordinated to the lien thereon of NationsBank of Texas, N.A. (or such successor lender thereto), and (iv) further secured by a deed of trust (the "Deed of Trust") in the form attached hereto as EXHIBIT G covering the land, buildings and improvements owned by LFI within which the business activities of OFP have been conducted (the "Facility").

Upon completion of the Audit, and any dispute resolution procedure invoked by OFP pursuant to Section 1.2 hereof, if any, the Asset Purchase Price shall be determined and the difference between the Asset Purchase Price and the Tentative Asset Purchase Price (the "Adjustment Amount") shall be paid promptly as follows:

          (y) If the Adjustment Amount is positive, LFI shall pay OFP fifty percent (50%) of the Adjustment Amount by certified check or wire transfer and the original principal amount of the Note shall be increased by fifty percent (50%) of the Adjustment Amount and a substitute Note shall be issued in exchange for the Note issued at the Closing in order to reflect the inclusion of the Adjustment Amount therein and the corresponding modification of the amount of the remaining quarterly principal payments on the Note (after giving effect to the principal payments theretofore made on the Note). Such substitute Note shall be dated as of the Closing Date and shall be effective from and after the Closing Date.

          (z) If the Adjustment Amount is negative, the original principal amount of the Note shall be decreased by the entire Adjustment Amount and a substitute Note shall be issued in exchange for the
               Note issued at the Closing in order to reflect the deduction of the Adjustment Amount therefrom and the corresponding modification of the amount of the remaining quarterly principal payments on the Note (after giving effect to the principal payments theretofore made on the Note). Such substitute Note shall be dated as of the Closing Date and shall be effective from and after the Closing Date.

No adjustment shall be made to the principal amount of the Note until such time as the Audit, and any dispute resolution procedure invoked by OFP pursuant to Section 1.2 hereof, if any, are finally concluded. All payments due under the Note shall be made in accordance with the terms of the Note notwithstanding the fact that payments may become due on the Note prior to completion of the Audit, and any dispute resolution procedures invoked by OFP pursuant to Section 1.2 hereof.

     1.5 DISCLAIMER OF LIABILITY. Except for the Assumed Liabilities, neither LFI nor ACRG shall assume or be responsible for any claims against or liabilities, commitments, contracts, agreements or obligations whatsoever of LFM or OFP, including without limitation any liability of LFM or OFP as an employer or under any contract of employment, and OFP will at all times indemnify and hold LFI and ACRG harmless from and against any claim therefor or liability arising therefrom. Neither LFI nor ACRG shall have any liability for any sales, use, income, franchise or other tax or charge, if any, which may become payable in connection with the sale of the Assets by OFP pursuant to this Agreement or any other taxes or charges arising out of the operation of the business of LFM or OFP at any time prior to the Closing Date, and all such taxes shall be duly and timely paid by OFP.

     1.6 ADJUSTMENT TO ASSET PURCHASE PRICE. In the event that the dollar sales volume of filters ("Filter Sales") made by both LFI (after the Closing
Date) and OFP (prior to the Closing Date) during the calendar year ended December 31, 1997 ("1997 Filter Sales") is less than ninety-five percent (95%) of the amount of Filter Sales made by OFP during the calendar year ended December 31, 1996 ("1996 Filter Sales"), the Asset Purchase Price shall be retroactively reduced by an amount equal to the Goodwill Adjustment, determined as follows:

Goodwill Adjustment = Goodwill-[Goodwill x (1997 Filter Sales Divided By 0.95)]
                                            ------------------
                                            1996 Filter Sales

For purposes of this Section 1.6, "Goodwill" shall be the amount by which the Asset Purchase Price exceeds the owner's equity of LFM, as determined by the Audit. In the event that 1997 Filter Sales include sales by LFI to ACRG or any of its subsidiaries or affiliates which are at prices below that charged by LFI to parties other than ACRG, its subsidiaries and affiliates, for purposes of determining the Goodwill Adjustment, 1997 Filter Sales shall be increased to the amount that would have resulted if the sales prices charged to ACRG, its subsidiaries and affiliates had been the same as those charged to such unaffiliated parties.

     If the amount of the Goodwill Adjustment is greater than $100,000, the then outstanding principal amount of the Note shall be reduced by the amount of the Goodwill Adjustment and a substitute note reflecting the new principal amount shall be substituted for the Note, and the scheduled payments under the Note shall be redetermined (after giving effect to the principal payments theretofore made on the Note). If the amount of the Goodwill Adjustment is less than or equal to $100,000, the then outstanding principal amount of the Note shall be reduced and a substitute note reflecting the new principal amount thereof shall be substituted for the Note; however, the scheduled payments under the new Note shall be the same as those under the Note issued at the Closing, which would result in the Note being paid in full at an earlier date.

     The determination of the amount of the Goodwill Adjustment pursuant to this
Section 1.6 and the substitution of the Note shall be completed on or before January 31, 1998.

     In order to facilitate 1997 Filter Sales, LFI agrees to maintain a sales and marketing effort for the sale of filters during calendar year 1997 at least equivalent to the sales and marketing effort for the sale of filters during calendar year 1996 made by LFM. Attached hereto as EXHIBIT H are the agreed minimum elements of the sales and marketing efforts to be undertaken by LFI for the sale of filters during calendar year 1997. If LFI performs at least the minimum elements of the sales and marketing efforts so specified, it shall be deemed to have fully complied with its obligations pursuant to this paragraph of
Section 1.6. In the event that LFI does not perform at least the minimum elements of the sales and marketing efforts so specified, as the sole remedy to OFP and O'Leary, ACRG shall not be entitled to any retroactive adjustment to the Asset Purchase Price, as provided in the first paragraph of this Section 1.6, as a result of 1997 Filter Sales being less than 95% of 1996 Filter Sales.

     1.7 INSTRUMENTS OF TRANSFER. OFP will deliver to LFI at the Closing (in addition to the other documents provided for in this Agreement) such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance, transfer and assignment, in form and substance satisfactory to counsel for ACRG, as shall be effective to vest in LFI good and marketable title to the Assets. All certificates representing the Stock delivered to ACRG pursuant to Section 1.1 shall be duly endorsed in blank, or accompanied by duly executed stock powers in blank, and otherwise in proper form for transfer. Upon the consummation of the purchase of the Stock by ACRG from O'Leary, the Stock shall be reissued in the name of ACRG.

     1.8 FURTHER ASSURANCES. From time to time after the Closing, at the request of ACRG or LFI, but without further consideration, OFP and O'Leary will execute and deliver such other instruments of conveyance and transfer and take such other action as ACRG or LFI reasonably may require more effectively to vest title to the Assets in LFI and to the Stock in ACRG.

     1.9 CLOSING. The closing of the transactions provided for herein (the "Closing") shall take place at 12:00 noon C.S.T. at the office of counsel to ACRG, 820 Gessner, Suite 1360, Houston, Texas on January 24, 1997. The date of the Closing is referred to in this Agreement as the Closing Date.


                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                              OFP, LFI AND O'LEARY


     OFP, LFI and O'Leary represent and warrant to ACRG as follows:

     2.1 ORGANIZATION, EXISTENCE AND GOOD STANDING. LFI is a corporation and OFP is a limited partnership each duly organized, validly existing and in good standing under the laws of the State of Texas and each has all requisite power and authority to own or lease and operate its properties and to carry on its business as now being conducted. Each of LFI and OFP is duly qualified or licensed and in good standing to do business in the State of Texas. Copies of the Articles of Incorporation of LFI (certified by the Secretary of State of the State of Texas) and the Bylaws of LFI (certified by the Secretary of LFI) and the Articles of Limited Partnership and Certificate of Limited Partnership, as amended, of OFP (certified by the general partner of OFP) delivered to ACRG prior to the Closing, are true, correct and complete and reflect all amendments thereto as of the date hereof.

     2.2 CAPITAL STOCK. All of the Stock is validly issued, fully paid and nonassessable. All distributions declared with respect to the Stock have been paid or distributed. There are no existing subscriptions, rights, warrants, calls, options, commitments or agreements of any character relating to the capital stock of LFI which is authorized but unissued or held in the treasury.

     2.3 OWNERSHIP OF STOCK OF LFI. O'Leary owns the Stock. The Stock constitutes all of the issued and outstanding securities of any kind of LFI. No person other than O'Leary has any record or beneficial ownership interest whatsoever in the Stock or in any other securities of LFI. O'Leary's ownership of the Stock consists of good, valid and indefeasible title to the Stock, free and clear of all security interests, liens, encumbrances, options, calls, pledges, trusts, voting trusts and other shareholders' agreements, covenants, restrictions, reservations and other burdens of any type whatsoever. The certificates representing the Stock to be delivered to ACRG at the Closing, and the signatures on the endorsements thereof or the stock powers delivered therewith, will be valid and genuine. The stock certificates, endorsements, stock powers and other documents to be delivered to ACRG on the Closing Date will transfer to and vest in ACRG good, valid, and indefeasible title to the Stock, free and clear of all security interests, liens, encumbrances, options, calls, pledges, trusts, voting trusts and other shareholders' agreements, covenants, restrictions, reservations and other burdens of any type whatsoever. No stock transfer taxes or other similar taxes are required to be paid by ACRG or O'Leary with respect to the transfer of Stock as provided herein.

     2.4 AFFILIATES. Neither LFI nor OFP owns or controls (directly or indirectly) any capital stock, bonds or other securities of, or have any proprietary interest in, any corporation, partnership, firm, association or business organization, entity or enterprise. Neither LFI nor OFP controls (directly or indirectly) the management or policies of any corporation, partnership, firm, association or business organization, entity or enterprise.

     2.5 AUTHORITY. O'Leary, LFI and OFP each has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors or general partner, as the case may be, and its shareholders or partners, as the case may be, and no proceedings on the part of either LFI or OFP are necessary to authorize this Agreement or the consummation of the execution and delivery of this Agreement by either of LFI or OFP and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of O'Leary, LFI and OFP, and this Agreement constitutes the legal, valid and binding agreement of each of O'Leary, LFI and OFP enforceable in accordance with its terms.

     2.6 CONSENTS AND APPROVALS; NO VIOLATION. No filing or registration with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the compliance by any of O'Leary, LFI or OFP with any of the provisions hereof will, as of the Closing Date, (a) conflict with or result in any breach of any provision of the Articles of Incorporation of LFI or the Bylaws of LFI or the Articles of Limited Partnership and Certificate of Limited Partnership, as amended, of OFP, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which any of O'Leary, LFI or OFP is a party or by which any of O'Leary, LFI or OFP or any of their properties or assets may be bound, (c) give rise to any lien, charge or other encumbrance on any of the Assets or the Stock, or (d) violate any law, regulation, judgment, order, writ, injunction or decree applicable to any of O'Leary, LFI, LFM (as hereinafter defined) or OFP or any of the Assets or the Stock.

     2.7 FINANCIAL STATEMENTS. O'Leary, LFI and OFP have previously furnished to ACRG the combined balance sheets of LFI and LFM as of December 31, 1994, December 31, 1995, and December 31, 1996 (the "1996 Balance Sheet Date") (collectively, the "Balance Sheets" and, as to the Balance Sheet dated December 31, 1996, the "1996 Balance Sheet"), and combined income statements ("Income Statements") for the two (2) years ended December 31, 1995 and December 31, 1996 (the Balance Sheets and the Income Statements are collectively referred to herein as the "Financial Statements"). The Balance Sheets fairly present the combined financial position of LFI and LFM, as of the date thereof and the Income Statements fairly present the combined results of operations of LFI and LFM, for the periods set forth therein. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied by LFI and LFM during the periods involved.

     2.8 RECEIVABLES. Other than the Delinquent Receivables, the accounts and notes receivable of LFI and LFM shown on the 1996 Balance Sheet have been collected or are current and collectible in the aggregate recorded amounts, less any reserve shown on the 1996 Balance Sheet.

     2.9 INVENTORIES. The inventories of LFM shown on the 1996 Balance Sheet consist of items of a quantity and a quality usable or salable in the normal course of the business of LFM and the values at which such inventories are carried reflect the normal inventory valuation policy of LFM stating the inventories at the lower of cost or market on a first-in-first-out basis. The fair market value of the inventories shown on the 1996 Balance Sheet is not less than the values at which such inventories are carried on the 1996 Balance Sheet.

     2.10 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in the 1996 Balance Sheet, as of the 1996 Balance Sheet Date, to the best current actual knowledge of OFP, LFI and O'Leary, neither of LFI or LFM had any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise), including, without limitation, any liabilities resulting from failure to comply with any law applicable to either of LFI or LFM or any tax liabilities due or to become due and whether incurred in respect or measured by the income or sales of either of LFI or LFM for any period prior to the close of business on the 1996 Balance Sheet Date, or arising out of any transaction entered into, or any state of facts existing, prior thereto. To the best current actual knowledge of OFP, LFI and O'Leary, there is no basis for any assertion against either of LFI or LFM, as of the 1996 Balance Sheet Date, of any liabilities of any nature or in any amount not fully reflected or reserved against in the 1996 Balance Sheet.

     2.11 ABSENCE OF CHANGES. Except as described in the First six sentences of Section 1.1 of this Agreement, since the 1996 Balance Sheet Date, there has not been (a) any material adverse change in the financial condition, business, prospects, operations, properties, assets or liabilities (whether direct, indirect, accrued, absolute, contingent or otherwise) of any of LFI, LFM or OFP other than changes in the ordinary course of business, none of which have been materially adverse; (b) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the properties and business of any of LFI, LFM or OFP; (c) any sale, assignment, lease, transfer, license, abandonment or other disposition by any of LFI, LFM or OFP of any interest in its properties, excluding inventory sold in the ordinary course of business, and specifically including but not limited to any machinery, equipment or other operating property, any patent, trademark, service mark, trade name, brand name, copyright (or pending application for any patent, trademark, service mark or copyright), invention, process, know-how, formula, pattern, design, trade secret or interest thereunder or other intangible asset; or (d) any dispute or any other occurrence, event or condition of any character, which reasonably could be anticipated to give rise to a legal or administrative action or to a material adverse effect upon the condition (financial or otherwise), business, prospects, operations, properties, assets or liabilities (whether direct, indirect, accrued, absolute, contingent or otherwise) of any of LFI, LFM or OFP (whether or not covered by insurance).

     2.12 AGREEMENTS, CONTRACTS AND COMMITMENTS.  Except as set forth on
SCHEDULE 2.12, (a) none of LFI, LFM or OFP is a party to or bound by any written or oral contract, agreement or commitment or instrument which relates to any of the Assets or the Stock or any loan or credit agreement, security agreement, guaranty, indenture, mortgage, pledge, conditional sale or title retention agreement, equipment obligation, lease purchase agreement or other instrument evidencing indebtedness; (b) each such contract and commitment constitutes the legal and binding agreement of the parties thereto, enforceable in accordance with its terms; (c) none of LFI, LFM or OFP has breached any material provision of, or is in default in any material respect under the terms of, any such contract, agreement or commitment, and no event has occurred which, after notice or lapse of time or both, would constitute such a material default under the terms of any such contract, agreement or commitment; (d) no other party to any such contract, agreement or commitment to which any of LFI, LFM or OFP is a party or by which any of LFI, LFM or OFP is bound is in default thereunder or in breach of any term or provision thereof; and (e) there exist no conditions or events which, after notice or lapse of time or both, would constitute a default by any party to any such contract, agreement or commitment.

     2.13 TAX MATTERS. LFI, LFM and OFP have previously delivered to ACRG true, correct and complete copies of all of their respective federal income tax, and, if applicable, state franchise tax returns for each of the years ended December 31, 1993, 1994, and 1995 and for any shorter periods therein or thereafter. All federal, state, county and local tax returns and tax reports required to be filed by either of LFI or LFM prior to the date hereof are true, correct and complete and have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed. All federal, state, county and local income and other taxes, including interest and penalties thereon, due from either of LFI or LFM have been fully paid or adequately provided for by either LFI or LFM. The provision for taxes in the 1996 Balance Sheet is sufficient for the payment of all unpaid federal, state, county and local taxes, including interest and penalties thereon, whether or not disputed, accrued or applicable, for the period then ended and for all years prior thereto. No federal income tax return of either of LFI or LFM is being audited by the Internal Revenue Service ("IRS"). There are no pending questions raised in writing by the IRS or other taxing authority relating to, nor claims asserted in writing by the IRS or other taxing authority for, taxes or assessments of either of LFI or LFM nor are there any outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of either of LFI or LFM for any period. No sales tax, use tax or other transfer tax of any type whatsoever is required to be paid by ACRG or any of LFI, LFM or OFP with respect to the transfer of the Stock or the Assets as provided herein.

     2.14 TITLE TO AND CONDITION OF ASSETS. Except as described in SCHEDULE 2.14, OFP has good and marketable title to the Assets and none of the Assets is subject to any lien, mortgage, pledge, security interest, lease, option, call, charge, joint ownership, or other encumbrance or right of way, building, use or zoning restriction, exception, variance. reservation, limitation or burden of any nature whatsoever except for liens for taxes, assessments or governmental charges or levies which are not delinquent. All personal property material to the financial condition, operations, business or prospects of each of LFI and OFP are in good operating condition and repair.

     2.15 REAL PROPERTY. LFI and OFP have previously provided ACRG with true, correct and complete copies of all contracts, agreements, mortgages, concessions, leases and commitments relating to or affecting real property or any interests therein, to which any of LFI, LFM or OFP is a party or by which any of LFI, LFM or OFP or any property of any of LFI, LFM or OFP is in any way bound or affected, together with all amendments and supplements thereto and modifications thereof. All such contracts, agreements, mortgages, concessions, leases, commitments, amendments, supplements and modifications are legally valid and binding and in full force and effect, and there are and will be no defaults thereunder.

     2.16 PERSONAL PROPERTY. LFI and OFP have previously provided ACRG with true, correct and complete copies of all contracts, agreements, mortgages, leases and commitments relating to or affecting any interest in tangible personal property to which LFI, LFM or OFP is a party or by which LFI, LFM or OFP or any property of LFI, LFM or OFP is in any way bound or affected, together with all amendments and supplements thereto and modifications thereof. All such contracts, agreements, mortgages, leases, commitments, amendments, supplements and modifications are legally valid and binding and in full force and effect, and there are no defaults thereunder. No leasehold or other interest of LFI, LFM or OFP in tangible personal property is subject or subordinate to any security interest, lien, encumbrance, pledge, defect in title or other burden. None of the rights of LFI, LFM or OFP under any such leasehold or other interest in tangible personal property will be impaired by the consummation of the transactions contemplated by this Agreement, and all of such rights will be enforceable by LFI after the Closing without the consent or agreement of any other party.

     2.17 COMPENSATION AND BENEFIT PLANS. OFP has disclosed to ACRG the names and current compensation of all officers and employees of LFM or OFP (whether employed directly by LFM or OFP or by a third party providing employee leasing services to LFM or OFP), together with a statement of the full amount paid to each such person, and in which capacity, during the twelve (12) months ended December 31, 1996 and the basis thereof, including salaries, bonuses or commissions, if any. OFP has also disclosed the identity of the recipients, and the amounts, of any bonuses or other extraordinary or discretionary compensation paid by LFM during calendar years 1994 and 1995. OFP has delivered to ACRG true, correct and complete copies of the health, dental and life insurance plans, bonus, pension profit-sharing and retirement plans and all other benefit plans, payments or arrangements for employees of OFP (the "Benefit Plans") and will provide ACRG with such additional information regarding the Benefit Plans that ACRG may reasonable request.

     2.18 LITIGATION. Except as described in SCHEDULE 2.18 attached hereto,
(a) there are no legal, administrative, arbitration, investigatory or other proceedings, and no other controversies, pending or threatened, against any of LFI, LFM or OFP or as to which any of LFI, LFM or OFP is or might become a party, or challenging the validity or propriety of the transactions contemplated by this Agreement, (b) there is no basis or ground for any suit, action, claim, investigation, inquiry or legal, administrative, arbitration, investigatory or other proceeding against any of LFI, LFM or OFP, and (c) there is no outstanding order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal against or affecting the transaction contemplated by this Agreement, any of LFI, LFM or OFP, or any of the properties, assets, liabilities, business or prospects of any of LFI, LFM or OFP.

     2.19 PATENTS, TRADEMARKS AND SIMILAR RIGHTS. Set forth on SCHEDULE 2.19 attached hereto are all patents, trademarks, trade names, service marks, copyrights, and licenses of any of LFI, LFM or OFP, whether or not registered in the name of LFI, LFM or OFP, or for which applications for registration are pending, under appeal, denied or contemplated, in which any of LFI, LFM or OFP has any right, title or interest. The conduct by any of LFI, LFM or OFP of its business does not infringe upon or violate the patents, trademarks, trade names, service marks, trade secrets, copyrights, licenses or rights of any other person, firm or corporation, and none of LFI, LFM or OFP has received any notice of any claim of any such infringement or violation. None of LFI, LFM or OFP has knowledge of any facts which would be detrimental to the renewal of the registration of any of such patents, trademarks, trade names, service marks, copyrights or licenses.

     2.20 BANK ACCOUNTS; POWERS OF ATTORNEY. LFI and OFP have disclosed to ACRG (a) the name of each bank, savings and loan or other financial institution in which LFI, LFM or OFP has any account or safe deposit box, the style and number of each such account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto, and (b) the name of each person, corporation, firm, association or business entity or enterprise holding a general or special power of attorney from LFI and a summary of the terms thereof.

     2.21 MINUTE BOOKS. The minute books of LFI, true, correct and complete copies of which will be delivered to ACRG prior to the Closing, contain complete and accurate records of any and all meetings of the shareholders and directors of LFI and of any material action taken by such shareholders and directors.

     2.22 NO BROKER'S OR FINDER'S FEES. Other than S A Capital Group, except as set forth on SCHEDULE 2.22, no agent, broker, investment banker, person or firm has acted directly or indirectly on behalf of any of LFI, LFM or OFP in connection with this Agreement or the transactions contemplated herein, and no such person or entity is or will be entitled to any broker's or finder's fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transactions contemplated herein.

     2.23 ENVIRONMENTAL MATTERS. None of LFI, LFM or OFP, nor, to the best current actual knowledge of O'Leary, LFI and OFP, prior owners of the locations or premises on which any of LFI, LFM or OFP has conducted or now conducts its business ("premises") have generated, handled, used, stored or disposed of any hazardous or toxic waste or substance, as defined pursuant to the Environmental Laws (as defined below) on or off its premises (whether or not owned by it). Each of LFI, LFM and OFP has complied and continues to comply with all Environmental Laws applicable to the operation of its property and business. None of LFI, LFM or OFP has any material contingent liability with respect to non-compliance with Environmental Laws or the generation, handling, use, storage or disposal of hazardous or toxic waste or substances. None of LFI, LFM or OFP has received any summons, complaint, order, or other similar notice, that any of LFI, LFM or OFP or any of its property or operations is not in compliance with, or that any governmental authority is investigating its compliance with, any Environmental Laws. As used in this Section, the term "Environmental Laws" shall mean all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to the business and facilities (whether or not owned by it) of LFI, LFM or OFP. Such laws and regulations include without limitation the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ. as amended ("RCRA"); the
Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., as amended ("CERCLA"); the Toxic Substances Control Act, 15 U.S.C. Section 2602 ET SEQ., as amended; the Clean Water Act, 33 U.S.C. Section 466 ET SEQ., as amended; the Clean Air Act, 42 U.S.C.
Section 7401 ET SEQ., as amended; state and federal superlien and environmental cleanup programs; and U.S. Department of Transportation regulations. The terms "hazardous substance" and "release" shall have the meanings specified in CERCLA as subsequently modified or amended and the terms "solid waste" and "disposed" shall have the meanings specified in RCRA, as subsequently modified, supplemented or amended; provided, that to the extent a parcel of real property is situated in a state or other jurisdiction in which the applicable laws may establish a meaning for "hazardous substance", "release", "solid waste", or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

     2.24 ILLEGAL PAYMENTS. None of LFI, LFM or OFP has made, and, to the knowledge of O'Leary, LFI and OFP, no employee, agent or representative of LFI, LFM or OFP has made, any bribes, kickbacks, illegal payments, illegal political contributions, payments not recorded on the books and records of LFI, LFM or OFP, payments that were falsely recorded on the books and records of LFI, LFM or OFP, payments to governmental officials for improper purposes or illegal payments to obtain or retain business.

     2.25 NO MISLEADING STATEMENTS. Neither this Agreement nor any schedule, list or other document referred to herein and delivered by either of LFI or OFP pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All information previously provided, or to be provided, to ACRG and all schedules contemplated hereby are, or shall be, as applicable, true, accurate and complete in all material respects.

     2.26 DISCLAIMER OF ADDITIONAL AND IMPLIED WARRANTIES. O'Leary, LFI and OFP are making no representations or warranties, express or implied, of any nature whatsoever except as specifically set forth in Article II of this Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                     OF ACRG

     ACRG represents and warrants to O'Leary and OFP as follows:

     3.1 ORGANIZATION, EXISTENCE AND GOOD STANDING. ACRG is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

     3.2 AUTHORITY. ACRG has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of ACRG and no other corporate proceedings on the part of ACRG are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ACRG and constitutes the valid and binding agreement of ACRG.

     3.3 NO MISLEADING STATEMENTS. The representations and warranties of ACRG made in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading.

     3.4  DISCLAIMER OF ADDITIONAL AND IMPLIED WARRANTIES.   ACRG is making
no representations or warranties, express or implied, of any nature whatsoever except as specifically set forth in Article III of this Agreement.

     3.5 FINANCIAL STATEMENTS. ACRG has previously furnished to O'Leary, LFI and OFP its audited financial statements contained in its annual report to shareholders for its fiscal year ended February 28, 1996 and its unaudited financial statements for the quarters ended May 31, 1996, August 31, 1996, and November 30, 1996 (the "ACRG Financial Statements"). The balance sheets set forth in the ACRG Financial Statements fairly present the financial position of ACRG as of the dates thereof and the income statements set forth in the ACRG Financial Statements fairly present the results of operations of ACRG for the periods set forth therein. The ACRG Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied by ACRG during the periods involved.

     3.6  ACRG GUARANTY.   The Guaranty is a valid and binding obligation of
ACRG and has been duly and validly authorized and approved by the Board of Directors of ACRG.

     3.7  LFI OBLIGATIONS.   The Note, the Security Agreement and the Deed of
Trust shall be the valid and binding obligations of LFI and shall have been duly authorized and approved by the Board of Directors of LFI elected contemporaneously with the Closing.

                                   ARTICLE IV

          OBLIGATIONS OF O'LEARY, LFI AND OFP PENDING CLOSING

     During the period commencing on the date of this Agreement through the Closing Date, each of O'Leary, LFI and OFP hereby covenants and agrees as follows:

     4.1 CONDUCT OF BUSINESS. Each of LFI and OFP shall conduct the operations of its business diligently and in the usual and ordinary course of business and shall (without making any commitment on behalf of, or which would be binding on, ACRG) use its best efforts to preserve its business organization intact and its good relationships with its employees, customers, and suppliers and others having business relationships with it.

     4.2  ACCESS AND INFORMATION.   Each of LFI and OFP shall afford ACRG and
its counsel, accountants and other representatives, full access, during normal business hours, to all of the properties, books, contracts, commitments and records of each of LFI, LFM and OFP and shall furnish ACRG with all such information concerning the affairs of each of LFI, LFM and OFP as ACRG may reasonably request, including without limitation such copies and/or extracts of pertinent records and data as ACRG may reasonably request.

     4.3  EXISTENCE AND GOOD STANDING.   Each of LFI and OFP will maintain
its existence and good standing in the State of Texas and in each jurisdiction in which it owns or leases property or conducts business. Minutes of all meetings and proceedings of the directors and shareholders of LFI held on or subsequent to the date hereof and prior to or on the Closing Date will be delivered to ACRG within three (3) days after such meetings or proceedings are held, but in no event later than the Closing Date.

     4.4  CONDITION OF ASSETS.   Each of LFI and OFP will maintain and keep
in good order, subject to ordinary wear and tear, all buildings, improvements, inventory, machinery, equipment, fixtures and other property used in connection with the businesses of LFI and OFP.

     4.5 CONSENTS OF OTHERS. Each of LFI and OFP shall use its best efforts to obtain the consents of all necessary persons to the assignment and transfer of the Stock to ACRG and the Assets to LFI, provided that LFI and OFP shall not be required to incur any expense in the exercise of such efforts.

     4.6 APPROVAL OF GOVERNMENTAL AGENCIES. Each of LFI and OFP shall either complete, execute and verify or, if requested by ACRG, shall cooperate in completing, executing and verifying such documents as may be required by any federal, state, county or local governmental agency, and shall cooperate with ACRG in furnishing information, testimony and other assistance before any such agencies, in anticipation or as a result of the transactions contemplated by this Agreement.

     4.7 COVENANT TO USE BEST EFFORTS. Each of LFI and OFP shall use its best efforts prior to the Closing to satisfy or cause to be satisfied all of the conditions precedent to its obligations under this Agreement, including without limitation, to the extent that its action or inaction can control or influence the satisfaction of same, all requirements of any federal, state or local regulatory agency.

     4.8 OBLIGATION TO SUPPLEMENT INFORMATION. Each of LFI and OFP shall, from time to time through the Closing Date, supplement the schedules, lists and other documents referred to herein and delivered by either LFI or OFP pursuant hereto to reflect material changes in the subject matter thereof occurring through the Closing Date.

     4.9 RESTRICTED ACTIVITIES. Neither of LFI or OFP shall, without the prior written consent of ACRG:

     (a) Enter into any employment agreement or increase the rate of compensation payable or to become payable by either of LFI or OFP to any of its directors, officers, employees or agents or increase the benefits payable under any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for increases required pursuant to a contract in existence on the date hereof;

     (b) Distribute any funds (whether as a dividend, loan, advance, bonus, or other distribution or payment) to any of its shareholders or partners, as the case may be, except for distributions not to exceed the actual amount of federal income tax liability of such shareholders or partners which is directly attributable to the 1996 income of any of LFI, LFM or OFP which is allocated to such shareholders or partners, the determination of the amount of which tax liability shall be documented to ACRG for its approval.

     (c)  Make any change in any Benefit Plan;

     (d) Make any commitment, whether directly or by way of guarantee or otherwise, for capital expenditures in excess of 55,000 to any one person or entity, or in excess of $10,000 in the aggregate, or issue any approval with respect to pending construction, if any;

     (e) Loan any funds to, or borrow or take down any funds from, any other individual, corporation, financial institution or other entity, whether under an existing agreement or not;

     (f) Change its accounting practices or policies or its application thereof, other than to conform to generally accepted accounting principles;

     (g) Except in the usual and ordinary course of business, enter into, become a party to, waive any material right under or cancel any contract or agreement or make or permit to be made any amendment or termination of any contract or agreement;

     (h) Dispose of or acquire any assets of either of LFI or OFP except for any purchases and sales of inventory at fair value in the usual and ordinary course of business;

     (i) Enter into or assume any mortgage, pledge, conditional sale or other title retention agreement or permit any lien, encumbrance or charge of any kind to attach upon the Assets, whether now owned or hereafter acquired;

     (j) Participate in any discussion with, or furnish or cause to be furnished any information (other than public information) concerning its business or assets to, any person or entity other than ACRG in connection with any merger or consolidation of either of LFI or OFP or any sale of any stock or assets of either of LFI or OFP;

     (k) Permit any insurance policy naming any of LFI, LFM or OFP as a beneficiary, insured or loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse unless simultaneously with such cancellation or termination replacement policies providing substantially the same or greater coverage with comparable insurance carriers are in full force and effect;

     (l) Amend the Articles of Incorporation or Bylaws of LFI or the Articles of Limited Partnership and Certificate of Limited Partnership, as amended, of OFP;

     (m) Dissolve, liquidate, merge, consolidate or otherwise make any change in the structure or existence of either LFI or OFP; or

     (n) Agree to do any of the things described in clauses (a) through (m) of this Section 4.9.


                                   ARTICLE V

                              CONDITIONS PRECEDENT

     5.1 GENERAL CONDITIONS. The obligations of all the parties hereto to consummate the transactions contemplated by this Agreement shall be subject to the condition that no injunction or restraining order, issued by a court of competent jurisdiction, which prohibits the consummation of the transactions contemplated by this Agreement shall be in effect.

     5.2 CONDITIONS TO OBLIGATIONS OF ACRG. The obligations of ACRG to consummate the transactions contemplated by this Agreement shall be subject to the additional following conditions (unless waived by ACRG in the manner provided for herein):

     (a) NO ERRORS. There shall be no errors, misstatements or omissions in the representations and warranties made in Article II which alone, or in the aggregate, have or could have a material adverse effect on the Stock or the Assets.

     (b) AFFIRMATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of O'Leary, LFI and OFP contained in this Agreement shall be true, correct and complete as of the Closing Date with the same effect as though made at such time, and the schedules, lists and other documents referred to herein and delivered by O'Leary, LFI and OFP pursuant hereto, as supplemented pursuant to this Agreement, shall be true, accurate and complete in all material respects with respect to the subject matter thereof as of the Closing Date.

     (c) COMPLIANCE WITH AGREEMENT. O'Leary, LFI and OFP shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

     (d) AUTHORIZATION. All action necessary to authorize the execution, delivery and performance of this Agreement by O'Leary, LFI and OFP and the consummation by O'Leary, LFI and OFP of the transactions contemplated by this Agreement shall have been duly and validly taken and ACRG shall have full right and power to acquire the Stock and OFP shall have full right and power to transfer and deliver the Assets upon the terms provided in this Agreement. All consents, approvals and waivers from third parties and federal, state, county and local government agencies and authorities required to be obtained to consummate the transactions contemplated by this Agreement or, which, either individually or in the aggregate, if not obtained would materially and adversely affect the financial condition, operations, business or prospects of LFI or OFP, shall have been obtained. O'Leary, LFI and OFP shall have delivered to ACRG a certificate dated as of the Closing Date to that effect, signed by O'Leary, LFI and OFP.

     (e) OPINION OF COUNSEL TO O'LEARY, LFI AND OFP. ACRG shall have received the opinion of counsel to O'Leary, LFI and OFP, dated as of the Closing Date, in form and substance acceptable to counsel to ACRG, to the effect that:

          (i) LFI is a corporation and OFP is a limited partnership, each duly organized, validly existing and in good standing under the laws of the State of Texas and each has all requisite power and authority to own or lease and operate its properties and to carry on its business as now being conducted. Copies of the Articles of Incorporation of LFI (certified by the Secretary of State of the State of Texas) and the Bylaws of LFI (certified by the Secretary of LFI) and the Articles of Limited Partnership and Certificate of Limited Partnership, as amended, of OFP (certified by the general partner of OFP) delivered to ACRG prior to the Closing, are true, correct and complete and reflect all amendments thereto as of the date hereof.

          (ii) O'Leary, LFI and OFP each has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors or general partner, as the case may be, and the shareholders or partners, as the case may be, and no proceedings on the part of either LFI or OFP are necessary to authorize this Agreement or the consummation of the execution and delivery of this Agreement by either of LFI or OFP and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of O'Leary, LFI and OFP, and this Agreement constitutes the legal, valid and binding agreement of each of O'Leary, LFI and OFP enforceable in accordance with its terms.

        (iii) No filing or registration with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the compliance by any of O'Leary, LFI or OFP with any of the provisions hereof will, as of the

               Closing Date, (1) conflict with or result in any breach of any provision of the Articles of Incorporation or the Bylaws of LFI or the Articles of Limited Partnership and Certificate of Limited Partnership, as amended, of OFP, (2) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which any of LFI, LFM or OFP is a party or by which any of LFI, LFM or OFP or any of their properties or assets may be bound, (3) give rise to any lien, charge or other encumbrance on the Stock or any of the Assets, or (4) violate any law, regulation, judgment, order, writ, injunction or decree applicable to any LFI, LFM or OFP or the Stock or any of the Assets.

          (iv) The Stock has been duly authorized, validly issued and delivered by LFI to O'Leary, and the certificates representing the Stock are in valid and sufficient form. No security holder of LFI has any preemptive or similar right with respect to the Stock. When the Stock is delivered to ACRG by O'Leary at the Closing in accordance with this Agreement, ACRG will thereupon become the sole legal and beneficial owner of the Stock, subject to no liens, encumbrances or other rights of O'Leary or any third party. The Stock constitutes all of the issued and outstanding capital stock (of all classes) of LFI.

     (f) DELIVERY OF THE STOCK. O'Leary shall have assigned and delivered to ACRG the Stock, duly endorsed in blank for transfer in form and substance satisfactory to counsel for ACRG.

     (g) RESIGNATION OF DIRECTORS AND OFFICERS OF LFI. On or before the Closing Date, each director and officer of LFI shall have delivered to LFI his or her resignation, effective on the Closing Date, from all positions held by such person as a director or officer of LFI.

     (h) DELIVERY OF THE ASSETS. OFP shall have executed and delivered to LFI proper instruments for the transfer of the Assets in form and substance satisfactory to counsel for ACRG.

     (i) NO MATERIAL ADVERSE CHANGE. Except as described in the first six sentences of Section 1.1 of this Agreement, there shall have been no material adverse change in the financial condition, business, prospects, operations, properties, assets or liabilities (whether direct, indirect, accrued, absolute, contingent or otherwise) of any of LFI, LFM or OFP since September 30, 1996.

     (j) LIEN RELEASES. OFP shall have obtained and shall deliver to ACRG at the Closing all necessary releases of liens on the Assets in form and substance satisfactory to ACRG and counsel to ACRG.

     (k) EMPLOYMENT AGREEMENT. LFI shall have entered into an employment agreement ("Employment Agreement") with James Cagle in the form attached hereto as EXHIBIT I, and the Employment Agreement shall be in full force and effect on the Closing Date.

     (l) CONSULTING AGREEMENT. LFI shall have entered into a one-year consulting contract with O'Leary ("Consulting Agreement") in the form attached hereto as EXHIBIT J, and the Consulting Agreement shall be in full force and effect on the Closing Date.

     (m) SUBORDINATION AGREEMENT. OFP shall have executed and delivered the Subordination Agreement to LFI.

     (n) ENVIRONMENTAL REVIEW. ACRG shall have received the results of a Phase I Environmental Site Assessment covering the Facility and such results shall have been satisfactory to ACRG in its reasonable business judgment. ACRG shall provide a copy of the Phase I Environmental Site Assessment to O'Leary.

     5.3 CONDITIONS TO OBLIGATIONS OF O'LEARY, LFI AND OFP. The obligations of O'Leary, LFI and OFP to consummate the transactions contemplated by this Agreement shall be subject to the following additional conditions (unless waived by O'Leary, LFI and OFP in the manner provided for herein):

          (a) NO ERRORS. There shall be no errors, misstatements or omissions in the representations and warranties made in Article III by ACRG which alone, or in the aggregate, have a materially adverse effect on the ability of ACRG to consummate the transactions contemplated by this Agreement.

          (b) AFFIRMATION OF REPRESENTATIONS AND WARRANTIES OF ACRG. The representations and warranties of ACRG contained in this Agreement shall be true, correct and complete in all material respects as of the Closing Date with the same effect as though made at such time.

          (c) COMPLIANCE WITH AGREEMENT. ACRG shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     (d) AUTHORIZATION. All corporate action necessary to authorize the execution, delivery and performance of this Agreement by ACRG and the consummation by ACRG of the transactions contemplated hereby shall have been duly and validly taken. All consents, approvals and waivers from third parties and Federal, state, county and local government agencies and authorities, required to be obtained to consummate the transactions contemplated by this Agreement, shall have been obtained. ACRG shall have delivered to O'Leary, LFI and OFP a certificate dated as of the Closing Date to that effect, signed by ACRG.

     (e) DELIVERY OF THE PURCHASE PRICE. ACRG shall have delivered to O'Leary the Stock Purchase Price and executed and delivered to OFP the Guaranty, and shall have caused LFI to deliver to OFP the Asset Purchase Price and to execute and deliver to OFP the Note, the Subordination Agreement, the Security Agreement and the Deed of Trust, in accordance with the terms of this Agreement.

     (f) NOTIFICATION OF EMPLOYMENT OFFERS. ACRG shall have, not later than two business days prior to the Closing Date, advised OFP of the current employees of OFP to which ACRG will cause LFI to extend offers of employment.

     5.4 COVENANT OF GOOD FAITH. O'Leary, LFI, OFP and ACRG agree to use reasonable diligence and to exert their best, good faith efforts to satisfy the conditions precedent set forth in this Article V.


                                  ARTICLE VI

                                INDEMNIFICATION

     6.1 INDEMNIFICATION BY OFP AND O'LEARY. OFP and O'Leary shall, jointly and severally, indemnify and hold ACRG and LFI harmless from and against and in respect of all Damages, as hereinafter defined. "Damages", as used in this
Section 6.1, shall include without limitation any claim, action, demand, loss, cost, expense, liability, whether joint or several, penalty, and other damage, including without limitation attorneys' fees and other costs and expenses reasonably incurred in investigating, and attempting to avoid, or in opposing the imposition thereof, resulting to ACRG or LFI, directly or indirectly, from (a) any inaccurate representation or warranty by or on behalf of OFP, LFI or O'Leary in, or pursuant to the provisions of this Agreement, (b) the breach or default in the performance by OFP, LFI or O'Leary of any of the obligations to be performed by or on behalf of OFP, LFI or O'Leary, as applicable hereunder (unless such breach or default in performance occurred on or before the Closing Date and this Agreement was terminated because of such breach or default in performance, in which case ACRG and LFI shall be deemed to have waived any right under this Section 6.1 to indemnification for Damages caused by such breach or default in performance), (c) from any liability of OFP which has not been assumed by LFI hereunder, or (d) any breach or default in the performance of any obligation to be performed by or on behalf of LFI, LFM,

OFP or O'Leary before the Closing Date, which results in a claim being asserted against ACRG or LFI. OFP and O'Leary shall, in addition, reimburse ACRG or LFI on demand for any payment made by ACRG or LFI at any time after the Closing based upon the final judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of any such claim, demand, or action, in respect of any Damages to which the foregoing indemnity relates. If any third party shall assert any such claim against ACRG or LFI which, if successful, might result in a breach or default by OFP or O'Leary, then ACRG or LFI shall give prompt written notice thereof to OFP and O'Leary and OFP and O'Leary shall be entitled to elect, within ten (10) days after the giving of such notice, to provide the defense thereof and to be represented, at the sole expense of OFP and O'Leary, by counsel selected by OFP and O'Leary. In the event OFP or O'Leary make such election, ACRG or LFI shall have the right to participate in such defense, at their sole expense. Neither ACRG nor LFI shall compromise or settle any such claim without giving OFP and O'Leary ten (10) days written notice thereof if the effect of any such compromise or settlement would require indemnification by OFP and O'Leary for all or any part of the amount of such compromise or settlement and receipt of the express written consent of OFP or O'Leary to such compromise or settlement, which shall not be unreasonably delayed or withheld. Any notice or reply thereto required under this Section 6.1 shall be made in accordance with the provisions of Section 8.4 hereof.

     6.2 INDEMNIFICATION BY ACRG. ACRG shall indemnify and hold OFP and O'Leary harmless against and in respect of all Damages, as hereinafter defined. "Damages", as used in this Section 6.2, shall include without limitation any claim, action, demand, loss, cost, expense, liability, whether joint or several, penalty, and other damage, including, without limitation, attorneys' fees and other costs and expenses reasonably incurred in investigating, and attempting to avoid, or in opposing the imposition thereof, resulting to OFP or O'Leary from (a) any inaccurate representation by or on behalf of ACRG in or pursuant to the provisions of this Agreement,
(b) the breach or default in performance by ACRG of any of the obligations to be performed by or on behalf of ACRG hereunder (unless such breach or default in performance occurred on or before the Closing Date and this Agreement was terminated because of such breach or default in performance, in which case OFP and O'Leary shall be deemed to have waived any rights under this Section
6.2 to indemnification for Damages caused by such breach or default in performance) or (c) any breach or default by ACRG or LFI in the performance of any obligation to be performed by or on behalf of ACRG or LFI after the Closing Date, which results in a claim being asserted against OFP or O'Leary. ACRG shall, in addition, reimburse OFP and O'Leary on demand for any payment made by OFP and O'Leary at any time after the Closing Date, based upon the final judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of any such claim, demand, or action, in respect of any Damages to which the foregoing indemnity relates. If any third party shall assert any such claim against OFP and O'Leary which, if successful, might result in a breach or default by ACRG, then OFP and O'Leary shall give prompt written notice thereof to ACRG, and ACRG shall be entitled to elect, within ten (10) days after the giving of such notice, to provide the defense thereof and to be represented, at the sole expense of ACRG, by counsel to be selected by ACRG. In the event ACRG makes such election, OFP and O'Leary shall have the right to participate in such defense, at their sole expense. Neither OFP nor O'Leary shall compromise or settle any such claim without giving ACRG ten (10) days written notice thereof if the effect of any such compromise or settlement would require indemnification by ACRG for all or any part of the amount of such compromise or settlement and receipt of the express written consent of ACRG and LFI to such compromise or settlement, which shall not be unreasonably delayed or withheld. Any notice or reply thereto required under this Section 6.2 shall be made in accordance with the provisions of Section 8.4 hereof.

     6.3  LIMITATION ON INDEMNIFICATION. The provisions of Sections 6.1 and
6.2 shall terminate and expire two (2) years after the Closing Date.


                                  ARTICLE VII

                                  TERMINATION

     7.1 TERMINATION. Subject to the provisions of Section 7.3 hereof, this Agreement may be terminated at any time prior to the Closing upon the following terms and conditions and in no other manner:

     (a)  MUTUAL CONSENT.  By mutual consent of O'Leary, LFI, OFP and ACRG.

     (b) BY THE COMPANY. By O'Leary, LFI and OFP if any of the conditions specified in Sections 5.1 and 5.3 of this Agreement have not been satisfied and shall not have been waived by O'Leary, LFI and OFP.

     (c) BY ACRG. By ACRG if any of the conditions specified in Sections 5.1 and 5.2 of this Agreement have not been satisfied and shall not have been waived by ACRG. Furthermore, ACRG shall have the right to terminate this Agreement, without any liability to O'Leary, LFI and OFP, if ACRG shall determine that the transactions contemplated by this Agreement have become inadvisable or impracticable by reason of any litigation or proceeding instituted by any government or agency thereof.

     7.2 NOTICE OF TERMINATION. In the event that any party hereto exercises its right to terminate this Agreement in accordance with the provisions of Section 7.1 hereinabove, such election shall be effective only when notice of such election is given to each of the other parties hereto, in writing, in accordance with the provisions of Section 8.4 hereof.

     7.3 EFFECT OF TERMINATION OR WAIVER. In the event that this Agreement shall be terminated pursuant to the provisions of Section 7.1 hereof, this Agreement shall become null and void and shall have no further effect, and all further obligations of the parties hereto under this Agreement shall terminate without further liability of any party to another, except as otherwise provided in this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements of fact contained in any memorandum, certificate, instrument, schedule, or other document delivered by or on behalf of O'Leary, LFI and OFP, on the one hand, or ACRG, on the other hand, for the information of, or reliance by, the other party to this Agreement pursuant hereto, shall be deemed to be representations and warranties by the party delivering same.
All representations, warranties and covenants, including covenants of indemnification, made by the parties and contained in this Agreement shall survive the Closing and all inspections, examinations, or audits on behalf of the parties for a period of two (2) years after the Closing Date.

     8.2  AMENDMENT AND MODIFICATION.    Except as provided otherwise in this
Agreement, this Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

     8.3 WAIVER OF COMPLIANCE; CONSENTS. Any failure of ACRG on the one hand, or O'Leary, LFI and OFP, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by O'Leary, LFI, OFP and ACRG, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.3.

     8.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the other party at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

          (a)  if to O'Leary, to:

               Mr. Richard O'Leary
               2531 Avenue D
               Katy, Texas 77493

          (b)  if to LFI prior to the Closing, to:

               Lifetime Filter, Inc.
               2531 Avenue D
               Katy, Texas 77493

          (c)  if to LFI after the Closing, to:

               Lifetime Filter, Inc.
               c/o ACR Group, Inc.
               3200 Wilcrest, Suite 440
               Houston, Texas 77042
               Attention: Mr. Alex Trevino, Jr.

          (d)  if to OFP, to:

               O'Leary Family Partnership, Ltd.
               2531 Avenue D
               Katy, Texas 77493
               Attention: Mr. Richard O'Leary

               with a copy to:

               Ms. Marilyn Sims
               Weycer, Kaplan, Pulaski & Zuber, P.C.
               1400 Summit Tower
               Eleven Greenway Plaza
               Houston, Texas 77046-1104

          (e)  if to ACRG, to:

               ACR Group, Inc.
               3200 Wilcrest, Suite 440
               Houston, Texas 77042
               Attention: Mr. Alex Trevino, Jr.

               with a copy to:

               Mr. Robert D. Remy
               820 Gessner, Suite 1360
               Houston, Texas 77024

     8.5  ASSIGNMENT.   This Agreement and all of the provisions hereof shall
be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that ACRG may, without the prior written consent of O'Leary, LFI or OFP, assign its rights, interests and obligations hereunder to a corporation controlling or under common control with ACRG, but ACRG shall not be relieved from liability hereunder. This Agreement is not intended to and shall not confer upon any person other than the parties any rights or remedies hereunder.

     8.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Texas (regardless of the laws that might otherwise govern under applicable Texas principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     8.7 JURISDICTION AND VENUE. Any process against ACRG, O'Leary LFI or OFP in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be served personally or by certified mail at the address set forth in Section 8.4 with the same effect as though served on it or him personally. ACRG and O'Leary, LFI and OFP hereby irrevocably submit in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement to the jurisdiction and venue of the United States District Court for the Southern District of Texas and the jurisdiction and venue of any court of the State of Texas located in Harris County and waive any and all objections to jurisdiction or venue that any of them may have under the laws of Texas or the United States.

     8.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.9 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     8.10 ENTIRE AGREEMENT.   This Agreement, including the exhibits hereto
and the documents, instruments and schedules referred to herein, and the provisions of that certain letter agreement by and between S A Capital Group, Inc. and ACRG dated September 11, 1996 (the "Letter Agreement"), embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein or in the Letter Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter other than the Letter Agreement.

     8.11 EXPENSES. Except as otherwise provided in this Agreement, ACRG shall pay all expenses incurred by ACRG in connection with entering into and carrying out its obligations pursuant to this Agreement, including all its attorneys' fees, and OFP shall pay all expenses incurred by O'Leary, LFI and OFP in connection with entering into and carrying out their obligations pursuant to this Agreement, including all their attorneys' fees.

     8.12 ATTORNEYS' FEES. In the event any party hereto institutes a lawsuit against any other party hereto for a claim arising out of or to specifically enforce this Agreement, the losing party shall pay the reasonable attorneys' fees incurred by the prevailing party in connection with such lawsuit.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                                   ACR GROUP, INC.

                                   By:  /s/ Alex Trevino, Jr.
                                      ------------------------------
                                        Alex Trevino, Jr., President


                                   LIFETIME FILTER, INC.


                                   By:  /s/ Richard O'Leary
                                      ------------------------------
                                        Richard O'Leary, President

                                   O'LEARY FAMILY PARTNERSHIP, LTD.

                                   By:  RGO, Ltd. Co., General Partner

                                        By:  /s/ Richard O'Leary
                                          ------------------------------
                                             Richard O'Leary, President

                                    /s/ Richard O'Leary
                                   ------------------------------
                                   RICHARD O'LEARY, Individually

                                   EXHIBIT A

                                   [ASSETS]

                                   EXHIBIT A
                                    ASSETS

     All tangible and intangible assets of OFP used in the normal course of operating the business of electrostatic filter manufacturing and marketing (the "Assets"). The Assets to be transferred and delivered shall include those owned by OFP, whether or not reflected in the partnership's balance sheet as of the effective date with only changes therein as shall have occurred in the usual and ordinary course of business between the effective date and the Closing Date. Without limitation of the foregoing, the Assets shall include, if any, all machinery, equipment, furniture, fixtures, supplies, software, goodwill, inventory, materials, cash (as of the effective date and received thereafter), accounts and notes receivable, contract rights (to the extent such contracts are assumable) and copies of such contracts, purchase orders, securities, trading accounts, licenses and applications therefor, franchises, claims, deposits, prepaid items, all rights and interests in, to and under any patents, patent applications, trademarks, trademark registrations and applications therefor, copyrights, copyright registrations and applications therefor, trade name and other trade rights, trade secrets, ideas and other know-how, shop rights, permits and other rights and privileges, copies of all books of account and records, all sales data, customer lists and data, supplier lists and data, copies of personnel files, copies of documents related to employee benefits plans, records relating to the fixed assets of OFP, engineering drawings, cost reports for pricing and inventory valuation, booking reports, backlog reports, customer history records, production history and inventory history records, processes, designs, sketches, drawings manufacturing methods, distribution methods, materials handling and shipment methods, hedging methods, catalogs, brochures, sales materials and copies of all documents relating to environmental and safety requirements. The Assets shall exclude the partnership books and records and the excluded assets as referred to in Paragraph 1.1 of the Agreement.

                                   EXHIBIT B

                             [ASSUMED LIABILITIES]

                                   EXHIBIT B

                              ASSUMED LIABILITIES


1. Those liabilities enumerated on Schedule B-1 hereto, which are reflected on the 1996 Balance Sheet, reduced to the extent that such liabilities have been paid between December 31, 1996 and the Closing Date.

2. Other liabilities incurred in the ordinary course of business of LFM and OFP between December 31, 1996 and the Closing Date, none of which constitute a Restricted Activity pursuant to Paragraph 4.9 of this Agreement.

                                  SCHEDULE B-1
                     LIFETIME FILTER LIABILITIES AS 12-31-96



Current Liabilities:

     Taxes Payable                              $     0
     Credit Line                                      0
     Notes Payable                                4,775.00
     Current Portion - Long Term Debt                 0
     Accounts Payable                            26,429.00
     Compensation and benefits                   10,000.00
     Deferred Income                                  0
     Other Accrued Expenses & Liabilities        25,728.00
                                                ----------
Total Current Liabilities                       $66,932.00

Long Term Debt                                  $     0
Other Liabilities                                     0
Deferred Income Taxes                                 0

                                   EXHIBIT C

                           [FORM OF PROMISSORY NOTE]

$[50% of Total Purchase Price as
  defined in Purchase Agreement]     Houston, Texas            January ___, 1997


     FOR VALUE RECEIVED, Lifetime Filter, Inc., a Texas corporation, promises to pay to the order of O'Leary Family Partnership, Ltd., a Texas limited partnership, at such place as the holder of this note may hereafter designate, in immediately available funds and in lawful money of the United States of America, the principal sum of _________________________ Dollars
($         ), together with interest (i) on the unpaid principal balance of this note commencing on January 1, 1997 until maturity at the Stated Rate, and (ii) on all past due amounts, both principal and accrued interest, from the respective due dates thereof until paid at the Past Due Rate; PROVIDED, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Ceiling Rate.

     1. DEFINITIONS. As used in this note, the following terms shall have the respective meanings indicated:

          "CEILING RATE" means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, stated as a rate per annum. On each day, if any, that Chapter One establishes the Ceiling Rate, the Ceiling Rate shall be the "indicated rate ceiling" (as defined in Chapter One) for that day. Payee may from time to time implement any other ceiling under Chapter One by notice to Maker, if and to the extent permitted by Chapter One. Without notice to Maker or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

          "CHAPTER ONE" means Chapter One of Title 79, Texas Revised Civil Statutes, as amended.

          "CREDIT DOCUMENTS" means any and all papers now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to all or any part of the indebtedness evidenced by this note, including without limitation the Security Agreement, the Deed of Trust and this note.

          "DEBT" means the indebtedness evidenced by this note and indebtedness to Payee incurred or evidenced by the Credit Documents.

          "DEED OF TRUST" means the Deed of Trust dated concurrently herewith by and between Maker and J. Gordon Zuber, as trustee, for the benefit of Maker, as the same may be amended, supplemented, restated or replaced from time to time.



                                                                  INITIALLED FOR
                                                             IDENTIFICATION: ___

          "MAKER" means Lifetime Filter, Inc., a Texas corporation.

          "OBLIGOR" means any person or entity now or hereafter primarily or secondarily obligated to pay all or any part of the Debt.

          "PAYEE" means O'Leary Family Partnership, Ltd.. a Texas limited partnership, and any other holder or holders of this note from time to time and, upon acquisition of this note by any holder or holders other than the named payee, effective as of the time of such acquisition, the term "Payee" shall mean all of the then holders of this note, to the exclusion of all prior holders not then retaining or reserving an interest in this note, to the end that all the rights, powers, remedies, liens, benefits and privileges accruing and to accrue hereunder to Payee, as such term is used herein, shall inure to the benefit of and be owned and held by the holder or holders of this note from time to time, whether such holder acquires this note through succession to or assignment from a prior Payee.

          "PAST DUE RATE" means, on any day, a rate per annum equal to the Ceiling Rate for that day.

          "PRIME RATE" means, the prime rate on January 1, 1997, and as adjusted thereafter on the first day of each calendar quarter, as announced from time to time by NationsBank of Texas, N.A. Without notice to Maker or any other person or entity, the Prime Rate shall automatically fluctuate upward and downward on the first day of each calendar quarter thereafter commencing April 1, 1997, as and in the amount by which said Prime Rate fluctuates.

          "SECURITY AGREEMENT" means the Security Agreement dated concurrently herewith by and between Maker and Payee, as the same may be amended, supplemented, restated or replaced from time to time.

          "STATED RATE" means a rate per annum equal to the Prime Rate (which shall be equal to 8.25% on January 1, 1997) plus one percent (1%), and thereafter fluctuating as determined and adjusted on the first day of each calendar quarter thereafter commencing April 1, 1997; PROVIDED, that, if on the first day of such calendar quarter the Prime Rate on such day plus one percent (1%) shall exceed the Ceiling Rate, the Stated Rate shall be fixed at the Ceiling Rate. Without notice to Maker or any other person or entity, the Stated Rate shall automatically fluctuate upward and downward in accordance with the provisions of this subparagraph.

     2. COMPUTATION OF INTEREST. Interest shall be computed for the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be.

     3. MANDATORY PAYMENTS OF PRINCIPAL AND INTEREST. Subject to the provisions of Section 7 hereof, payments of principal each equal to one-twelfth (1/12th) of the original



                                                                  INITIALLED FOR
                                                             IDENTIFICATION: ___
principal amount of this note (or any substitute note there for, as adjusted to give effect to payments of principal made on this note prior to issuance of the substitute note), together with any accrued and unpaid interest on the unpaid principal balance of this note, shall be due and payable in quarterly installments commencing April 1, 1997 and continuing on the first day of each successive calendar quarter thereafter until this note shall have been fully paid and satisfied; PROVIDED, that on December 31, 1999, the maturity date of this note, the entire unpaid principal balance of this note and all accrued and unpaid interest on the unpaid principal balance of this note shall be due and payable. Maker may at any time pay the full amount or any part of this note without payment of any premium or fee. All prepayments shall be applied first to accrued interest, the balance to principal.

     4. SECURITY. Maker's obligations under this note are secured by the Security Agreement of even date herewith made by and between Maker and Payee and the Deed of Trust. This note is the note referenced in the Security Agreement and the Deed of Trust. Reference is hereby made to the Security Agreement and the Deed of Trust for all purposes. Payee is entitled to the benefits of and security provided for in the Security Agreement and the Deed of Trust.

     5. NO USURY INTENDED; SPREADING. Notwithstanding any provision to the contrary contained in this note or any of the other Credit Documents, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of this note, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to this note or any of the other Credit Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by this note from the date hereof, ever exceed the Ceiling Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this note or any of the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this note shall credit against the principal of this note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full



                                                                  INITIALLED FOR
                                                             IDENTIFICATION: ___
term of this note, so that the interest rate is uniform throughout the full term of this note. The provisions of this Section 5 shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

     6. DEFAULT. Subject to the provisions of Section 7 hereof, the occurrence of any of the following events shall constitute default under this note, whereupon the owner or holder hereof may, at its, his or her option, exercise any or all rights, powers and remedies afforded under the Security Agreement, the Deed of Trust or any of the Credit Documents and by law, including the right to declare the unpaid balance of principal and accrued interest on this note at once mature and payable:

     (a) any part of the Debt is not paid when due, whether by lapse of time or acceleration or otherwise, unless Payee declares the default fully cured to Payee's satisfaction within ten (10) calendar days after such due date.

     (b) any Obligor fails to perform, observe or comply with, or defaults under, any of the material terms, covenants, conditions or provisions contained in this note or any other Credit Documents (other than any such failure or default described in one of the other subsections of this section) unless Payee declares the failure or default fully cured to Payee's satisfaction within thirty (30) calendar days after Payee has given Maker written notice thereof (such grace period to run concurrently with, and not in addition to, any other grace periods provided for in any other Credit Documents with respect to the same default).

     (c) any Obligor: (i) commences a voluntary case in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors; (ii) makes an assignment for the benefit of creditors; (iii) applies for or consents to the appointment of any receiver or trustee for any such party or for any substantial portion of its property; or (iv) makes an assignment to an agent authorized to liquidate any substantial part of its assets.

     (d) in respect of any Obligor: (i) an involuntary case shall be commenced with any court or other authority seeking liquidation, reorganization or a creditor's arrangement of any such party, and such action shall not have been dismissed within sixty (60) days after its filing; or
          (ii) an order of any court or other authority shall be entered appointing any receiver or trustee for any such party or for any substantial portion of its property.



                                                                  INITIALLED FOR
                                                             IDENTIFICATION: ___

     7. SUBORDINATION. Payee agrees that no payment other than regularly scheduled payments of principal and interest due on this note shall be made by Maker without the prior written consent of NationsBank of Texas, N.A.. secured lender (or such successor lender thereto) (the "Senior Lender") of ACR Group, Inc., a Texas corporation and parent company of Maker ("ACRG") to which ACRG may be indebted from time to time (the "Senior Indebtedness"). Payee further agrees that no payments whatsoever shall be received on this note, and no action with respect to the collateral securing this note shall be taken, during the period of ninety (90) consecutive days after the date on which the Senior Indebtedness shall be declared by the Senior Lender to be in default. Thereafter, Payee may take action in respect of a default on this note or the collateral securing this note without regard to any declared default by the Senior Lender on the Senior Indebtedness; PROVIDED, however, that Payee shall take no such action so long as there is no default in the payment of the Debt. Should such a default by ACRG on the Senior Indebtedness be cured by ACRG or waived by the Senior Lender, the payment obligations of Maker hereunder shall be reinstated, until the occurrence of a subsequent default on the Senior Indebtedness, and Maker shall pay to Payee on the next scheduled installment payment date hereunder all amounts regularly scheduled to be due on such installment payment date along with all amounts that would have been paid by Maker to Payee hereunder during the period of default on the Senior Indebtedness had the subordination provisions of the preceding sentence not been in effect. This note is subject to the terms of a Subordination Agreement among the Senior Lender, ACRG and Payee.

     8. NO WAIVER BY PAYEE. No delay or omission of Payee or any other holder hereof to exercise any power, right or remedy accruing to Payee or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy.

     9. COSTS AND ATTORNEYS' FEES. If any holder of this note retains an attorney in connection with any default or to collect, enforce or defend this note or any of the Credit Documents in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this note or any of the Credit Documents and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all reasonable costs and expenses incurred by such holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees. An amount equal to ten percent (10%) of the unpaid principal and accrued interest owing on this note when and if this note is placed in the hands of an attorney for collection after default is stipulated to be reasonable attorneys' fees unless a holder or Maker timely pleads otherwise to a court of competent jurisdiction.



                                                                  INITIALLED FOR
                                                             IDENTIFICATION: ___

     10. WAIVER BY MAKER AND OTHERS. Except for any notices which are specifically required by another provision of this note or any of the other Credit Documents, Maker and any and all endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and reextended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

     11. VENUE: CHOICE OF LAW. This note shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America from time to time in effect. Harris County, Texas shall be a proper place of venue for suit hereon. Maker and any and all co-makers, endorsers, guarantors and sureties irrevocably agree that any legal proceedings in respect of this note or any other Credit Document shall be brought in the district courts of Harris County, Texas, or the United States District Court for the Southern District of Texas, Houston Division. Maker hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. Maker hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this note or any of the Credit Documents brought in the district courts of Harris County, Texas, or the United States District Court for the Southern District of Texas, Houston Division.

     12. BUSINESS PURPOSES. Maker warrants and represents to Payee and all other holders of this note that the loan evidenced by this note is and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.

     13. SUCCESSORS AND ASSIGNS. This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of Maker and Payee.

     14. SEVERABILITY. If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally



                                                                  INITIALLED FOR
                                                             IDENTIFICATION: ___
construed so as to carry out the intent of the parties to it.

     15. NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties as follows (and if so given, shall be deemed given when mailed):

          If to Maker:

          Lifetime Filter, Inc.
          c/o ACR Group, Inc.
          3200 Wilcrest. Suite 440
          Houston, Texas 77042
          Attn:  Mr. Alex Trevino, Jr.

          If to Payee:

          O'Leary Family Partnership, Ltd.
          2531 Avenue D
          Katy, Texas 77493
          Attn:  Mr. Richard O'Leary

Maker's address for notice may be changed at any time and from time to time, but only after thirty (30) days' advance written notice to Payee and shall be the most recent such address furnished in writing by Maker to Payee. Payee's address for notice may be changed at any time and from time to time, but only after ten (10) days' advance written notice to Maker and shall be the most recent such address furnished in writing by Payee to Maker. Actual notice, however and from whomever given or received, shall always be effective when received.

     16. ENTIRE AGREEMENT. This note and the other Credit Documents embody the entire agreement and understanding between Payee and Maker and other parties with respect to their subject matter and supersede all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Maker acknowledges and agrees that there is no oral agreement between Maker and Payee which has not been incorporated in this note or the other Credit Documents.



                                                                  INITIALLED FOR
                                                             IDENTIFICATION: ___

     THIS NOTE AND ALL OF THE OTHER CREDIT DOCUMENTS EXECUTED BY ANY OF THE PARTIES SUBSTANTIALLY CONCURRENTLY HEREWITH TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

MAKER:                             LIFETIME FILTER, INC.,
                                     a Texas corporation




                                   By:
                                      -----------------------------
                                      Alex Trevino, Jr., President

                                   EXHIBIT D

                                  [GUARANTY]

                                    GUARANTY


     THIS GUARANTY (this "Guaranty") is executed and delivered effective as of this ____ day of January, 1997, by ACR GROUP, INC., a Texas corporation ("Guarantor"), in favor of O'LEARY FAMILY PARTNERSHIP, LTD., a Texas limited partnership ("OFP").

     WHEREAS, Guarantor desires to guarantee to OFP payment of certain obligations, upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of ten dollars ($10.00) and other good and valuable consideration, Guarantor hereby agrees as follows:

     1. Guarantor hereby agrees to and does guarantee the full, prompt and punctual payment of any and all payment obligations of LIFETIME FILTER, INC, a Texas corporation and wholly owned subsidiary of Guarantor ("Debtor"), to OFP which may arise as a result of the failure by Debtor to repay certain indebtedness (the "Debt") owed by Debtor to OFP as evidenced by that certain promissory note in the original principal amount of $___________ (The "Note"), dated January 24, 1997, upon the terms and conditions contained in the Note. This Guaranty shall be conditioned upon demand by OFP upon Debtor for payment, which demand shall not have been satisfied within thirty (30) days after such demand. Subject to the foregoing, this Guaranty is irrevocable and absolute and if for any reason all or any portion of the Debt shall not be paid when due, Guarantor will immediately pay the Debt to OFP.

     2. Guarantor hereby agrees, upon request from time to time by OFP or any subsequent holder of the Note, to provide to OFP or any subsequent holder of the Note a copy of the loan agreement and all ancillary documents thereto and any modifications thereof made by and between NationsBank of Texas, N.A. (or such successor lender thereto) and Guarantor evidencing the indebtedness of Guarantor to such lender (the "Senior Indebtedness"). Further, Guarantor hereby agrees to notify OFP or any subsequent holder of the Note promptly in the event of a declared default by Guarantor under the Senior Indebtedness which prohibits any action by OFP or any subsequent holder of the Note in collecting any amounts due under the Note. Additionally, Guarantor hereby agrees to use its best efforts to cure any declared default on the Senior Indebtedness.

     3. Failure by Guarantor to pay any part of the Debt when due, subject to the terms of this Guaranty, shall constitute default under this Guaranty.

     4. Guarantor's agreements and obligations under this Guaranty shall in no way be released, diminished, reduced, impaired or otherwise affected by extension of time for payment of or any other alteration of the Debt, by settlement or compromise of any or all of the Debt, or by occurrence of any other event or circumstances which might otherwise constitute a defense available to, or discharge of, Guarantor.

     5. This Guaranty shall be governed by the laws of the State of Texas (without regard to any conflict-of-law provisions thereof).

     6. This Guaranty shall not be changed orally but shall be changed only be agreement in writing signed by Guarantor and OFP. Any consent with respect to this Guaranty shall be effective only in the specific instance and for the specific purpose of which given. No course of dealing between the parties, no usage of trade and no parol or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Guaranty.

     7. If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected thereby, and this Guaranty shall be liberally construed so as to carry out the intent of the parties hereto.

     8. This Guaranty, together with any papers now or in the future governing, evidencing, securing or otherwise relating to payment of all or any part of the Debt, or any amendments, restatements, renewals, extensions, rearrangements increases expansions, or replacements of them (the "Credit Documents"), embodies the entire agreement and understanding between Guarantor and OFP with respect to its agreements, consents and understandings relating to such subject matter. Guarantor acknowledges and agrees that there are no oral agreements between Guarantor and OFP which have not been incorporated in this Guaranty or the other Credit Documents.

     9. This Guaranty shall inure to the benefit of OFP and its successor and assigns.

     EXECUTED on the day and year first written above.



                                       ACR GROUP, INC.


                                       By:
                                           -----------------------------
                                           Alex Trevino, Jr., President

                                   EXHIBIT E

                           [SUBORDINATION AGREEMENT]

                            SUBORDINATION AGREEMENT


NATIONSBANK OF TEXAS, N.A.
700 Louisiana
Houston, Texas 77002

Gentlemen:


     You are hereby advised that LIFETIME FILTER. INC., a Texas corporation ("LFI"). a wholly-owned subsidiary of ACR GROUP, INC., a Texas corporation ("ACRG"), has executed that certain promissory note in the amount of $1,280,662.00 payable to O'Leary Family Partnership, Ltd., a Texas limited partnership ("OFP"), a copy of which is attached hereto as EXHIBIT A (the "Note") and which shall not be amended without your consent.

     The undersigned acknowledges that you have agreed to provide financing to ACRG and that you have indicated your concern regarding your status as a holder of debt of ACRG if the debt of the undersigned is not subordinated to your debt. as renewed, extended or increased from time to time (the "Loan"). You have indicated that the Note is satisfactory to you to subordinate the debt of LFI to OFP to you.

     Therefore, to induce you in your discretion to advance funds to ACRG, in such manner, upon such terms and for such amounts as may be mutually agreeable to you and ACRG the undersigned hereby agrees that the Note will not be modified. other than as modified pursuant to Sections 1.4 and 1.6 of that certain Purchase Agreement dated effective as of January 1, 1997, by and among ACRG, Richard O'Leary, LFI and OFP (the "Purchase Agreement"), as such Sections provide as of the date hereof, without your prior written consent and agrees to comply with the terms of such Note, including without limitation, the restrictions on prepayment and restrictions upon payment upon the occurrence of a default with respect to the Loan.

Dated: January 24, 1997                Very truly yours,

                                       O'LEARY FAMILY PARTNERSHIP,
                                         LTD.

                                       By:  RGO, Ltd. Co., general partner


                                            By:
                                               -----------------------------
                                               Richard O'Leary', President

     We hereby acknowledge receipt of a copy of the foregoing Subordination Agreement and agree that we will not pay any indebtedness thereby subordinated except in accordance with the Note. We further agree we will not agree to amend the Note, other than as modified pursuant to the Purchase Agreement, without your prior written consent.

                                            LIFETIME FILTER, INC.


                                            By:
                                               -----------------------------
                                               Alex Trevino, Jr., President



     By execution below, we hereby agree to any substitution of the Note, as provided in Sections 1.4 and 1.6 of the Purchase Agreement, subject to the provisions of this Subordination Agreement.

                                            NATIONSBANK OF TEXAS, N.A.


                                            By:
                                               -----------------------------
                                                               ,
                                               ----------------  -----------

                                   EXHIBIT A

                                    [NOTE]

                                    EXHIBIT F

                              [SECURITY AGREEMENT]

                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT (the "Agreement") is made effective the ____ day of January, 1997, by and between Lifetime Filter, Inc., a Texas corporation (The "Debtor"), and O'Leary Family Partnership, Ltd., a Texas limited partnership (the "Secured Party"). Debtor and Secured Party agree as follows:

     Section 1. INDEBTEDNESS. The security interest granted pursuant to Section 2 hereof secures the prompt and unconditional payment of the indebtedness evidenced by that certain promissory note executed by Debtor payable to Secured Party dated January 24, 1997 in the original principal amount of $_____________ together with all renewals, extensions, rearrangements or substitutions thereof, if any, whether evidenced by any note or other instrument or agreement, modifications, and replacements thereof (in whole or in part) (the "Note"). The indebtedness evidenced by the Note shall be referred to herein as the "Secured Indebtedness".

     Section 2. GRANT OF SECURITY INTEREST; COLLATERAL. In order to secure the prompt and unconditional payment of the Secured Indebtedness and the performance of the obligations, covenants, agreements and undertakings herein described, Debtor hereby grants to Secured Party a security interest in and mortgages, assigns, transfers, delivers, pledges, sets over and confirms to Secured Party all of Debtor's remedies, powers, privileges, rights, titles and interests (including all power of Debtor, if any, to pass greater title than it has itself) of every kind and character now owned or hereafter acquired, created or arising in and to the following:

                                    Accounts

     (i) all accounts, receivables, accounts receivable, general intangibles regardless of form (including all choses or things in action, trade names, trademarks, patents, patents pending, infringement claims, service marks, licenses, copyrights, blueprints, drawings, plans, diagrams, schematics, computer programs, computer tapes, computer discs, reports, catalogs, customer lists, purchase orders, goodwill, route lists, monies due or recoverable from pension funds, tax refunds and all rights to any of the foregoing), book debts, contracts rights and rights to payment no matter how evidenced;

     (ii) all chattel paper, notes, drafts, acceptances, payments under leases of equipment or sale of inventory, and other forms of obligations received by or belonging to Debtor for goods sold or leased and/or services rendered by Debtor;

     (iii) all purchase orders, instruments and other documents (including all documents of title) evidencing obligations to Debtor, including those for or representing obligations for goods sold or leased and/or services rendered by Debtor;

     (iv) all monies due or to become due to Debtor under all contracts, including those for the sale or lease of goods and/or performance of services by Debtor no matter how evidenced and whether or not earned by performance;

     (v) all accounts, receivables, accounts receivable, contract rights, and general intangibles arising as a result of Debtor's having paid accounts payable (or having had goods sold to or leased to Debtor or services performed for Debtor giving rise to accounts payable) which accounts payable were paid for or were incurred by Debtor on behalf of any third parties pursuant to an agreement or otherwise;

     (vi) all goods, the sale and delivery of which give rise to any of the foregoing, including any such goods which are returned to Debtor for credit;

                                    Inventory


     all goods, merchandise, raw materials, work in process, finished goods, and other tangible personal property of whatever nature now owned by Debtor or hereafter from time to time existing or acquired, wherever located and held for sale or lease, including those held for display or demonstration or out on lease or consignment, or furnished or to be furnished under contracts of service or used or usable or consumed or consumable in Debtor's business or which are finished or unfinished goods and all accessions and appurtenances thereto, together with all warehouse receipts and other documents evidencing any of the same and all containers, packing, packaging, shipping and similar materials;

                                    Equipment

     all goods, equipment, machinery, furnishings, fixtures, furniture, appliances, accessories, leasehold improvements, chattels and other articles of personal property of whatever nature (whether or not the same constitute fixtures) now owned by Debtor or hereafter acquired, and all component parts thereof and all appurtenances thereto;

     all accessions, appurtenances and additions to and substitutes for any of the foregoing and all products and proceeds of any of the foregoing, together with all renewals and replacements of any of the foregoing, all accounts, receivables, accounts receivables, instruments, notes, chattel paper, documents (including all documents of title), books, records, contract rights and general intangibles arising in connection with any of the foregoing (including all insurance and claims for insurance affected or held for the benefit of Debtor or Secured Party in respect of the foregoing) and together with all general intangibles now owned by Debtor or existing or hereafter acquired, created or arising (whether or not related to any of the foregoing property).

                                      Other

     The balance of every deposit account (general, special, timed, provisional or final) now or hereafter existing, of Debtor and Debtor with third parties, and all letters of credit, certificates of deposit and any other accounts (in whatever character same may appear) and upon all interest and earnings which may at any time be on deposit with, or held by, or due from or at any time credited by or due from third parties in the name of Debtor, and all money, credits, proceeds, income and profits arising, directly or indirectly, in connection with any and all of the foregoing.

     All of the properties and interest described above are herein collectively called the "Collateral". The inclusion of proceeds does not authorize Debtor to sell, dispose of or otherwise use the Collateral in any manner not authorized herein.

     Section 3. SUBORDINATION. Notwithstanding any other provision contained in this Agreement, Secured Party acknowledges and agrees that the security interest granted pursuant to this Agreement is subordinate and inferior to the security interest in the Collateral in favor of NationsBank of Texas, N.A. (the "Lender"), as further provided in the Note.

     Section 4.  PAYMENT OF SECURED INDEBTEDNESS.

     4.1 DIRECT OBLIGATIONS. Debtor shall pay to Secured Party any sum or sums due or which may become due to Secured Party and which is secured hereby.

     4.2. EXPENSES. Debtor shall pay to Secured Party on demand all expenses and expenditures, including reasonable attorneys' fees and other legal expenses incurred or paid by any Lender or Secured Party in exercising or protecting the interests, rights and remedies of Secured Party under this Agreement.

     Section 5. EVENTS OF DEFAULT. Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions ("Event of Default"):

     (a) any part of the Secured Indebtedness is not paid when due, whether by lapse of time or acceleration or otherwise, unless Secured Party declares the default fully cured to Secured Party's satisfaction within ten (10) calendar days after such due date.

     (b) the Debtor or any obligor under the Note fails to perform, observe or comply with, or defaults under, any of the material terms, covenants, conditions or provisions contained in the Note, this Agreement, the Deed of Trust dated concurrently herewith by and between Debtor and
           J. Gordon Zuber, as trustee, for the benefit of Secured Party, as the same may be amended, supplemented, restated or replaced from time to time or any other documents related thereto

           (collectively, the "Credit Documents") (other than such failure or default described in one of the other subsections of this
           Section 5) unless the Secured Party declares the failure or default fully cured to the Secured Party's satisfaction within thirty (30) calendar days after Secured Party has given Debtor written notice thereof (such grace period to run concurrently with, and not in addition to, any other grace periods provided for in any other Credit Documents with respect to the same default).

     (c) any Obligor: (i) commences a voluntary case in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors; (ii) makes an assignment for the benefit of creditors; (iii) applies for or consents to the appointment of any receiver or trustee for any such party or for any substantial portion of its property; or (iv) makes an assignment to an agent authorized to liquidate any substantial part of its assets.

     (d) in respect of any Obligor: (i) an involuntary case shall be commenced with any court or other authority seeking liquidation, reorganization or a creditor's arrangement of any such party, and such action shall not have been dismissed within sixty (60) days after its filing; or
           (ii) an order of any court or other authority shall be entered appointing any receiver or trustee for any such party or for any substantial portion of its property.

     Section 6.  SECURED PARTY'S RIGHTS AND REMEDIES.

     6.1   RIGHTS IN EVENT OF DEFAULT.


     (a) Upon the occurrence of an Event of Default, and at any time thereafter, Secured Party may declare the Secured Indebtedness immediately due and payable and shall have the rights and remedies of a secured party under the Texas Business and Commerce Code, as amended, and under other applicable laws of each state having jurisdiction over the Collateral or any part thereof, including without limitation thereto, the right to sell, lease or otherwise dispose of any or all of the Collateral and the right to take possession of the Collateral, and for that purpose Secured Party may enter upon any premises on which the Collateral or any part thereof may be situated and remove the Collateral or books and records evidencing same, or may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, to Debtor at the address designated in this Agreement at least ten (10) days before the time of the sale of disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include Secured Party's reasonable attorneys' fees and legal expenses, plus interest thereon at the maximum non-usurious rate permitted by applicable law with respect to Debtor, Debtor shall remain liable for any deficiency.

     Any amounts held, realized or received by Secured Party' from any sale or other disposition of the Collateral or any part thereof, and all amounts received by Secured Party pursuant to collection of accounts shall be applied by Secured Party in the following order to:

           (1) All costs, expenses and liabilities of Secured Party (including attorneys' fees and expenses) incurred in connection with the exercise of Secured Party's rights under this Agreement or protecting its interest in the Collateral; and then

           (2) the payment of all Secured Indebtedness.

     (b) Secured Party may remedy any default and may waive any default without waiving the default remedied or without waiving any other prior or subsequent default.

     (c) The remedies of Secured Party hereunder are cumulative, and the exercise of any one or more of the remedies provided for herein shall not be construed as a waiver of any of the other remedies of Secured Party.

     (d) NOTHING IN THIS AGREEMENT IS INTENDED TO PREVENT DEBTOR OR SECURED PARTY FROM RESORTING TO JUDICIAL PROCESS AT EITHER PARTY'S OPTION.

     (e) Debtor agrees that, in performing any act under this Agreement, time shall be of the essence and that Secured Party's acceptance of a partial or delinquent payment or payments, or the failure of Secured Party to exercise any right or remedy shall not be a waiver of any obligation of Debtor hereunder or any right of Secured Party or constitute a waiver of any other similar default subsequently occurring.

     Section 7.  REPRESENTATIONS AND WARRANTIES.

     7.1 CAPACITY. The execution, delivery and performance of this Agreement are within Debtor's powers, have been duly authorized by all necessary and appropriate action, and are not in contravention of any law or the terms of Debtor's Articles of Organization or any amendment thereto, or of any indenture, agreement, undertaking or other document to which Debtor is a party or by which Debtor or any of Debtor's property is bound or affected.

     7.2 TITLE TO COLLATERAL. Debtor is the owner of the Collateral, free of all security interests, mortgages, liens and other encumbrances except for the security interest granted to Secured Party under this Agreement and the security interest granted to Lender as described in Section 3 of this Agreement, and Debtor has the unconditional authority to grant the security interest to Secured Party pursuant to this Agreement, subject to the provisions of Section 3 hereof.

     7.3 VALIDITY OF THE AGREEMENT. This Agreement constitutes the legal, valid and binding obligation of Debtor enforceable in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy and insolvency laws and laws affecting creditor's rights generally.

     Section 8.  ADDITIONAL AGREEMENTS.

     8.1 FURTHER ACTIONS BY DEBTOR. Debtor shall, on request by Secured Party, execute, acknowledge, deliver and record or file such further instruments and to do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Agreement, including specifically any renewals, extensions, rearrangements or substitutions of the Note.

     8.2 INSURANCE. Debtor shall maintain insurance on the Collateral in responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which Debtor operates. Upon the request of Secured Party, Debtor shall furnish Secured Party a schedule setting forth in reasonable detail the insurance coverage maintained by Debtor on the Collateral. All such insurance policies shall contain endorsements showing Secured Party as an additional insured, as its interests may appear.

     8.3 PARTIES. "Secured Party" and "Debtor" as used in this Agreement include successors, representatives, receivers, trustees and assigns of those parties.

     8.4 SECTION HEADINGS. The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

     8.5 DEFINED TERMS. Terms used in this Agreement which are defined in the Texas Business and Commerce Code, as amended, are used with the meanings as therein defined.

     8.6 APPLICABLE LAW: PLACE OF PAYMENT. The law governing this Agreement shall be that of The State of Texas in force at the date of this Agreement, and all payments and obligations shall be made and performed in Houston, Harris County, Texas, unless otherwise agreed.

     8.7 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and the remaining provisions of this Agreement shall be in full force and effect.

     DATED January ___, 1997.


DEBTOR:                       LIFETIME FILTER. INC.
------                        a Texas corporation


                              By:
                                  -------------------------------
                                  Alex Trevino, Jr., President



SECURED PARTY:                O'LEARY FAMILY PARTNERSHIP, LTD.,
-------------                   a Texas limited partnership

                              By: RGO, Ltd. Co., a Texas limited liability company, General Partner


                              By:
                                  -------------------------------
                                   Richard O'Leary, President

                                    EXHIBIT G

                                 [DEED OF TRUST]

                                  DEED OF TRUST

Date:          January ____, 1997

Grantor:       Lifetime Filter, Inc., a Texas corporation

Grantor's Mailing Address (including county):

               c/o ACR Group, Inc.
               3200 Wilcrest, Suite 440
               Houston, Harris County, Texas 77042

Trustee:       J. Gordon Zuber

Trustee's Mailing Address (including county):

               c/o Weycer, Kaplan, Pulaski & Zuber, P.C.
               1400 Summit Tower
               Eleven Greenway Plaza
               Houston, Harris County, Texas 77046-1104

Beneficiary:   O'Leary Family Partnership, Ltd., a Texas limited partnership

Beneficiary's Mailing Address (including county):

               2531 Avenue D
               Katy, Texas 77493

Note:
     Date:     January ____, 1997

     Amount:
               ---------------------------------

     Maker:    Lifetime Filter, Inc.

     Payee:    O'Leary Family Partnership, Ltd.

     Final Maturity Date: December 31, 1999

     Property (including any improvements):

           A tract of land containing 1.798 acres, more or less, located in and being a part of the HT & C Railroad Co. Survey, AKA The J.W. McCutcheson Survey, Abstract No. 1348, Harris County, Texas and being more particularly described by metes and bounds on EXHIBIT A attached hereto and made a part hereof.

     Prior Lien(s) (including recording information):

           None

     Other Exceptions to Conveyance and Warranty:

           None

     For value received and to secure payment of the note, Grantor conveys the property to Trustee in trust. Grantor warrants and agrees to defend the title to the property. If Grantor performs all the covenants and pays the note according to its terms, this deed of trust shall have no further effect, and Beneficiary shall release it at Grantor's expense.

GRANTOR'S OBLIGATIONS
     Grantor agrees to:
           1.  keep the property in good repair and condition;
           2.  pay all taxes and assessments on the property when due;
           3. preserve the lien's priority as it is established in this deed of trust;

           4. maintain, in a form acceptable to Beneficiary, an insurance policy that:
               a. covers all improvements for their full insurable value as determined when the policy is issued and renewed, unless Beneficiary approves a smaller amount in writing;
               b. provides fire and extended coverage, including windstorm coverage;
               c.   protects Beneficiary with a standard mortgage clause;
               d. provides flood insurance at any time the property is in a flood hazard area; and
           5. upon request by the Beneficiary, deliver the insurance policy to Beneficiary and deliver renewals to Beneficiary at least ten days before expiration;
           6.  keep any buildings occupied as required by the insurance policy;
               and
           7. if this is not a first lien, pay all prior lien notes that Grantor is personally liable to pay and abide by all prior lien instruments.

BENEFICIARY'S RIGHTS
           1. Beneficiary may appoint in writing a substitute or successor trustee, succeeding to all rights and responsibilities of Trustee.

           2. If the proceeds of the note are used to pay any debt secured by prior liens, Beneficiary is subrogated to all of the rights and liens of the holders of any debt so paid.
           3. Beneficiary may apply any proceeds received under the insurance policy either to reduce the note or to repair or replace damaged or destroyed improvements covered by the policy.
           4. If Grantor fails to perform any of Grantor' obligations, Beneficiary may perform those obligations and be reimbursed by Grantor on demand at the place where the note is payable for any sums so paid, including attorney's fees, plus interest on those sums from the dates of payment at the rate stated in the note for matured, unpaid amounts. The sum to be reimbursed shall be secured by this deed of trust.
           5. If Grantor defaults on the note or fails to perform any of Grantor's obligations or if default occurs on a prior lien, note or other instruments, and the default continues after Beneficiary gives Grantor notice of default and the time within which it must be cured, as may be required by law or by written agreement, then Beneficiary may:
               a. declare the unpaid principal balance and earned interest in the note immediately due;
               b. request Trustee to foreclose this lien, in which case Beneficiary or Beneficiary's agent shall give notice of the foreclosure sale as provided by the Texas Property Code as then amended; and
               c. purchase the property at any foreclosure sale by offering the highest bid and then have the bid credited on the note.


TRUSTEE'S DUTIES
     If requested by Beneficiary to foreclose this lien, Trustee shall:
           1. either personally or by agent give notice of the foreclosure sale as required by The Texas Property Code as then amended;
           2. sell and convey all or part of the property to the highest bidder for cash with a general warranty binding Grantor, subject to prior liens and to other exceptions to conveyance and warranty; and
           3.  from the proceeds of the sale, pay, in this order:
               a. expenses of foreclosure, including a commission to Trustee of 5% of the bid;
               b.   to Beneficiary, the full amount of principal, interest,
                    attorney's fees and other charges due and unpaid;
               c.   any amounts required by law to be paid before payment to
                    Grantor; and
               d.   to Grantor, any balance.


GENERAL PROVISIONS
           1. If any of the property is sold under this deed of trust, Grantor shall immediately surrender possession to the purchaser. If Grantor fails to do so, Grantor shall become a tenant at sufferance of the purchaser, subject to an action for forcible detainer.
           2. Recitals in any Trustee's deed conveying the property will be presumed to be true.
           3. Proceeding under this deed of trust, filing suit for foreclosure, or pursuing any other remedy will not constitute an election of remedies.
           4. This lien shall remain superior to liens later created even if the time of payment of all or part of the note is extended or part of the property is released.
           5. If any portion of the note cannot be lawfully secured by this deed of trust, payments shall be applied first to discharge that portion.
           6. Grantor assigns to Beneficiary all sums payable to or received by Grantor from condemnation of all or part of the property, from private sale in lieu of condemnation, and from damages caused by public works or construction on or near the property. After deducting any expenses incurred, including attorney's fees, Beneficiary may release any remaining sums to Grantor or apply such sums to reduce the note. Beneficiary shall not be liable for failure to collect or to exercise diligence in collecting any such sums.
           7. Grantor assigns to Beneficiary absolutely, not only as collateral, all present and future rent and other income and receipts from the property. Leases are not assigned. Grantor warrants the validly and enforceability of the assignment. Grantor may as Beneficiary's licensee collect rent and other income and receipts so long as Grantor is not in default under the note or this deed of trust. Grantor will apply all rent and other income and receipts to payments of the note and performance of this deed of trust, but if the rent and other income and receipts exceed the amount due under the note and the deed of trust, Grantor may retain the excess. If Grantor defaults in payment of the note or performance of this deed of trust, Beneficiary may terminate Grantor's license to collect and then as Grantor's agent may rent the property if it is vacant and collect all rent and other income and receipts. Beneficiary neither has nor assumes any obligations as lessor or landlord with respect to any occupant of the property. Beneficiary may exercise Beneficiary's rights and remedies under this paragraph without taking possession of the property. Beneficiary shall apply all rent and other income and receipts collected under this paragraph first to expenses incurred in exercising Beneficiary's rights and remedies and then to Grantor's obligations under the note and this deed of trust in the order determined by Beneficiary. Beneficiary is not required to act under this paragraph, and acting under this paragraph does not waive any of Beneficiary's other rights or remedies. If Grantor becomes a voluntary or involuntary bankrupt, Beneficiary's filing a proof of claim in bankruptcy will be tantamount to the appointment of a receiver under Texas law.
           8. Interest on the debt secured by this deed of trust shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.
           9. When the context requires, singular nouns and pronouns include the plural.
           10. The term NOTE includes all sums secured by this deed of trust.
           11. This deed of trust shall bind, inure to the benefit of, and be exercised by successors in interest of all parties.
           12. If Grantor and Maker are not the same person, the term Grantor shall include Maker.

           EXECUTED on the day and year first set forth above.


                              Lifetime Filter, Inc.


                              By:
                                  -----------------------------------
                                  Alex Trevino, Jr., President

STATE OF TEXAS            )
                          )
COUNTY OF HARRIS          )



     This instrument was acknowledged before me on the _____ day of January, 1997, by Alex Trevino, Jr., president of Lifetime Filter Inc., a Texas corporation. on behalf of said corporation.



                                   ----------------------------------
                                   Notary Public, State of Texas
                                   Notary's name (printed):


                                   Notary's commission expires:



AFTER RECORDING RETURN TO:

     Mr. J. Gordon Zuber
     Weycer, Kaplan, Pulaski & Zuber, P.C.
     1400 Summit Tower
     Eleven Greenway Plaza
     Houston, Texas 77046-1104

                                   EXHIBIT "A"


                                 METES AND BOUNDS
                                   DESCRIPTION


BEING A 1.798 ACRE TRACT OF LAND OUT OF TRACT 1, A CALLED 418 FOOT BY 209
FOOT TRACT OF LAND RECORDED IN THE HARRIS COUNTY, TEXAS CLERK'S FILE L 014680 AND BEING LOCATED IN THE H. & T. C. RAILROAD COMPANY SURVEY, SECTION 44, BLOCK ONE (1) (ALSO CALLED THE J.W. MCCUTCHEON SURVEY), ABSTRACT 1348, CITY OF
KATY, HARRIS COUNTY, TEXAS AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING at a 1/2 inch iron rod at the intersection of the West Right-Of-Way line of Katyland Drive with the North Right-Of-Way line of the M. K. & T. Railroad;

THENCE: North 80 degrees 03' 41" West 387.42 feet along the North Right-Of-Way line of said Railroad to a 1 inch iron pipe found for the Southwest corner of said Tract 1;

THENCE: North 1 degree 09' 59" East 202.17 feet along the West line of said tract 1 to a 1/2 inch iron rod set;

THENCE: South 89 degrees 03' 41" East 387.42 feet to a 1/2 inch iron rod set in the West Right-Of-Way line of said Katyland Drive;

THENCE: South 1 degree 09' 59" West 202.17 feet along said West Right-Of-Way line to the POINT OF BEGINNING, containing an area of 1.798 acres of land.


/s/ David Leyendecker
-----------------------------
For Clay & Leyendecker, Inc.
David Leyendecker, R.P.L.S.                                [SEAL]
Texas Registration No. 2085
November 20, 1991

                                   EXHIBIT H

                          [SALES AND MARKETING EFFORTS]

                           SALES AND MARKETING EFFORTS

LFI agrees to maintain the following policies, procedures and processes at Lifetime Filter, which were in place at LFM as of December 31, 1996, for a period of at least one year beginning January 1, 1997, and further agrees that any changes to such policies and procedures must be approved by Richard
R. O'Leary, whose approval will not be unreasonably withheld.

1.  The name "Lifetime Filter" for the electrostatic filter sold by LFI.

2. The material components, the manufacturing process, the product labeling and packaging of the electrostatic filter.

3. The practice of mailing marketing postcards to both prospective and existing customers, pursuant to which LFI agrees to mail at least 16,000 postcards per month.

4. The form and quality of the sample Dealer Kit which is furnished free of charge to prospective customers.

5. The credit policy for new customers which includes an immediate credit line for approved prospects of at least $250.00, and payment terms of net 30 days.

6. The quality and timeliness of product shipments to customers, such that (a) orders for standard filters will be shipped via either Federal Express of United Parcel Service, the following business day from receipt of order, and (b) orders for custom filters will be shipped no later than two business days from receipt of order.

7. The performance claims for the electrostatic filters and the lifetime product warranty.

8. The incoming toll-free 800 phone number, the "Message-on-Hold recording, the 24-hour answering service, and, during regular working hours, live persons to answer incoming phone calls, take orders and refer phone calls to appropriate employees.

9. The monthly mail-out marketing piece to existing customers, which may be mailed separately or inserted in the customer billing statements.


LFI agrees to provide O'Leary with adequate information, including a monthly report on mailings, to determine compliance. O'Leary agrees to provide ACRG with a monthly compliance report within ten (10) business days after the end of each month.

                                    EXHIBIT I

                          [CAGLE EMPLOYMENT AGREEMENT]

                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

     THIS EMPLOYMENT AND NONCOMPETITION AGREEMENT (the "Agreement") is entered into by and between Lifetime Filter, Inc., a Texas corporation having its principal place of business at 1005 Katyland Drive, Katy, Texas 77493 (the "Company"), and James Cagle ("Employee"), who resides at 24222 Kuykendahl, Tomball, Texas 77375. Employee acknowledges and agrees that the Company has required that Employee enter into this Agreement and agree to the terms and provisions hereof, including in particular Articles III and IV hereof, as a condition to the Company's employment of Employee.

                                    ARTICLE I

     Employee agrees to be employed by the Company, and the Company agrees to employ Employee, as President of the Company for the purpose of performance by and on behalf of the Company of such services commensurate with that position as may be requested from time to time by the board of directors of the Company. At all times while employed by the Company, Employee shall perform his employment duties, and exclusively serve and promote the business interests of the Company, in good faith, with fidelity and loyalty, with his full, best and dedicated efforts, in compliance with all rules, policies, practices, directives and procedures of the Company.

                                   ARTICLE II

     The initial term of this Agreement shall begin on the date hereof and terminate on December 31, 2001, provided that a party seeking to terminate this Agreement shall have given the other party not less than sixty (60) days' notice of such termination. Absent such notice of termination, at the end of the initial term of this Agreement, this Agreement shall be automatically renewed for additional one-year terms each successive year until such year as one party gives notice of termination to the other party not less than sixty (60) days prior to expiration of that one-year term.

     During Employee's employment hereunder, the Company shall pay to Employee the compensation and benefits set forth on Exhibit A, attached hereto and incorporated herein for all purposes. Employee is not entitled to severance compensation benefits upon the termination of his employment with the Company (whether voluntary or involuntary).

     The employment, compensation and benefit arrangements hereunder shall be terminated upon the occurrence of the first to occur of any of the following events:

           (1) The expiration of the term of this Agreement; or

           (2) Employee's death, or such physical or mental disability or incapacity of Employee which, in the reasonable opinion of the Company, causes Employee to be unable to effectively perform his duties hereunder for a continuous period of one hundred eighty (180) days, in either of which events all unaccrued compensation and benefits payable pursuant to the terms hereof shall cease; or

           (3) Written notice of dismissal with Cause (as hereinafter defined) by the Company, given to Employee at any time and effective as stated in such notice, in which event all unaccrued compensation and benefits payable pursuant to the terms hereof shall cease upon such dismissal; or

           (4) Upon mutual agreement of the parties hereto in writing.

     Termination for "Cause" is defined as termination for any of the following reasons:

           (a) If Employee has performed any of his duties under this Agreement in a grossly negligent manner, breached any material provision of this Agreement, or violated any statutory or common law duty of loyalty to the Company;

           (b) If Employee has engaged in malfeasance, theft from the Company, embezzlement or is convicted of a felony;

           (c) If Employee has engaged in dishonesty, fraud or willful disloyalty with respect to the assets or business of the Company or matters affecting the employment relationship;

           (d) If the Company shall fall to attain at least seventy percent (70%) of the aggregate Forecast Income (as defined in Exhibit A) for any period of two consecutive fiscal years during the term of this Agreement.

     On any voluntary termination of this Agreement by Employee, or pursuant to the preceding paragraphs 2, 3 and 4 hereinabove, other than as of the end of the Company's fiscal year, Employee shall not be entitled to any bonus for such partial fiscal year. In addition, the Company is excused from performing its compensation obligations to Employee for so long as, and to the extent that, Employee is receiving disability benefits under a disability insurance policy maintained by the Company. Upon a voluntary termination of this Agreement by Employee or a termination of Employee's employment for Cause by the Company, all future compensation to which Employee would otherwise be entitled and all future benefits for which Employee would otherwise be eligible shall cease and terminate as of the date of termination.

     In the event that the employment of Employee hereunder is terminated by the Company other than for Cause, Employee shall be entitled to receive payments of Base Salary (as provided in EXHIBIT A hereto) ONLY, payable on a periodic basis consistent with the payroll practices of the Company through the remainder of the term of this Agreement (it being understood and agreed that such termination of employment shall also constitute notice of termination to Employee, as hereinabove provided, to be effective at the end of the term of employment then in effect). The Company shall be entitled to reduce the amount of compensation to be paid to Employee pursuant to the provisions of the preceding sentence by an amount equal to the compensation paid to Employee pursuant to any subsequent employment which may be entered into by Employee. Employee's rights pursuant to the provisions of the second preceding sentence shall be Employee's sole and exclusive rights against the Company or its affiliates, and the Company's and its affiliates' sole and exclusive liability to Employee under this Agreement, in contract, tort, or otherwise, for any termination of Employee's employment hereunder other than for Cause.

                                   ARTICLE III

     Employee recognizes and agrees that the business of the Company and its business interests require a confidential relationship between it and its employees and the fullest practical protection and confidential treatment of its trade secrets, trade practices, prospects, transactions, customers and other knowledge of the business or financial affairs of the Company that will be or have been conceived, developed or learned by Employee during Employee's course of employment with the Company. Accordingly, Employee agrees that during Employee's term of employment with the Company and during the applicable period of the noncompetition provision described in Article IV hereof, Employee will:

           (1) Keep secret and confidential all such information, trade secrets, trade practices, prospects, transactions, customer lists, and business practices of the Company (written or unwritten), and Employee shall not divulge, disclose or reveal for any reason or in any manner to any person who is not an officer, director or employee of either the Company, ACR Group, Inc., or any other direct or indirect subsidiary of ACR Group, Inc. (collectively the "Consolidated Group") any of the foregoing information, including the following: (a) information identifying or tending to identify any of the customers, suppliers or employees of the Company or any member of the Consolidated Group; (b) information concerning the intellectual property of the Company or any other member of the Consolidated Group, including all patents, trademarks, trade names, service marks and copyrighted materials; and all ideas, designs, methods, concepts, advertising and promotional materials, and computer programs, software and source codes, whether or not protected under any law; and (c) information pertaining to the plans, products, services, processes, prospects, procedures, techniques, and financial statements, forecasts and projections of the Company or any other member of the Consolidated Group; but excluding information that (i) has been disclosed by the Company or any other member of the Consolidated Group to the public or as may have been required by law, or by a court of competent jurisdiction, or to respond to a valid inquiry by a governmental authority, or (ii) has been received by Employee from a third party without breaching an obligation owed to the Company, or (iii) has been disclosed to a third party by the Company without similar restriction; and

           (2) Not use or aid others in using, directly or indirectly, the same in competition with the Company, unless required by a valid order of a court or other governmental authority of competent jurisdiction; and

           (3) Other than on behalf of the Company's interests, Employee shall not (a) offer, induce, solicit, influence, or attempt to influence any employee of the Company or any other member of the Consolidated Group to terminate his or her employment for the purpose of working for a competitor of the Company or any other member of the Consolidated Group; (b) influence or attempt to influence any agent, customer or supplier who has a business relationship with the Company or any other member of the Consolidated Group to cease or adversely alter that business relationship; or (c) contact, solicit or do business with any person who is, or has been at any time during the two years preceding the effective date of Employee's termination of employment with the Company, a customer of the Company or any other member of the Consolidated Group, for the purpose of diverting, soliciting or accepting any business in competition with the Company or any other member of the Consolidated Group.

     In addition, after ceasing for any reason to be employed by the Company, Employee shall not retain or remove, without the Company's advance written consent, any list, data, book, record, manual, drawing, document, schedule, source code, specification, computer tape, program, diskette or software, or other written or recorded information pertaining to the business and financial affairs of the Company or any other member of the Consolidated Group, except for items that are strictly personal (such as tax forms, payroll slips, and Employee's copy of this Agreement).

     Employee further agrees that all inventions, ideas, plans, prospects or processes or other results of the efforts of Employee's employment by the Company which are conceived, invented or developed, in whole or in part, by or with the assistance of Employee during Employee's employment with the Company, shall be the sole and exclusive property of the Company, and Employee shall, upon request from the Company at any time, execute such confirmatory assignments of the same or similar documents in favor of the Company.

                                   ARTICLE IV

     In consideration of the compensation payable to Employee hereunder, during the term of this Agreement and for a period of one (1) year after termination of this Agreement by either Employee or the Company, the Employee will not, directly or indirectly, engage in the business of manufacturing air filters and marketing and distributing same to dealers or contractors located anywhere in the United States and Canada through means of direct mail advertising and sale, as such activities were conducted by the Company prior to and during the term of this Agreement (the "Business"), or become affiliated as an agent, advisor, partner, officer, director, employee, proprietor, consultant, stockholder or independent contractor with any person or entity directly or indirectly engaged in the Business. The provisions of the preceding sentence shall not be applicable if Employee's employment hereunder is terminated by the Company without Cause. This restriction applies to any passive investment in securities of any corporation or other business organization, unless the Employee's equity ownership is less than 1%. Employee further agrees that during his term of employment hereunder, he will devote full business time and best efforts to the business and affairs of the Company.

     Employee makes the preceding covenants in consideration for, and as a necessary condition of, his employment by the Company. Employee's obligations to the Company under this section are independent of any obligation of the Company or any other member of the Consolidated Group to Employee (including any obligation under this Agreement or any other agreement between Employee and the Company or any obligation that otherwise derives arises from any aspect of the employment relationship) and are not subject to any set-off, defense, deduction or counterclaim based on any claim that Employee may have against the Company or any other member of the Consolidated Group. The restrictive covenants of Employee set forth in this section will survive the termination of this Agreement for the periods specified above and are assignable by the Company to any assignee or successor in interest to its business.

     Employee expressly acknowledges that the Company conducts business throughout the United States and Canada, and he stipulates that the time and area restrictions of the foregoing obligations do not unduly oppress the Employee's future employment opportunities. In addition, Employee acknowledges that the restrictions set forth in Articles III and IV are reasonable limitations necessary to protect the legitimate business interests of the Company and the Consolidated Group in guarding the trade secrets, preserving the goodwill of its customers and business, preventing solicitation of its existing customers, obtaining the benefit of unique employee training and education, and preventing unauthorized use of its proprietary or confidential business lists, records and information.

     The duration of every obligation set forth above will be extended by any period of time during which Employee is in breach of the obligation. To the extent that the duration, geographical area, or scope of activity of any of the preceding restrictions would cause them to be unenforceable in a particular jurisdiction, the restrictions automatically will be reformed for purposes of enforcement in that jurisdiction to a duration, geographical area, or scope of activity that is valid and enforceable in that jurisdiction. Reformation of a restriction to validate its enforcement in any particular jurisdiction, however, will not affect the enforcement of the restriction as stated in any other jurisdiction in which it is enforceable as stated. Also, the invalidity of a restriction in a particular jurisdiction will not affect the validity or enforcement of the restriction in another jurisdiction where it is otherwise valid.

                                   ARTICLE V


     If Employee becomes indebted to the Company for any reason during the term of his employment, the Company may (but is not obligated to) setoff and collect any amount due the Company from Employee out of any compensation or expense reimbursement that it owes to Employee.

     Employee stipulates that a breach by him of any of the restrictive covenants set forth in Articles III and IV of this Agreement will diminish the value of the Company and the Consolidated Group and will cause irreparable and continuing injury to the Company and the Consolidated Group for which an adequate legal remedy will not exist. Accordingly, Employee stipulates that if he breaches any restrictive covenant set forth in Article III or IV of this Agreement, the Company will not be obligated to pay to Employee any remaining compensation specified in this Agreement and, without limiting or excluding any other available remedy, the Company and every other member of the Consolidated Group which is affected by the breach will be entitled to the following remedies: (a) the entry by a court having jurisdiction of an order granting specific performance or temporary injunctive relief, upon the posting of a bond of $1,500 and the filing with the court of an appropriate pleading and affidavit specifying each obligation breached by Employee, but without proof of actual monetary damage; (b) if a court having jurisdiction determines for any reason that the Company or other member of the Consolidated Group is not entitled to an injunction or specific performance, the recovery from Employee of all consequential damages attributable to his breach of the restrictive covenant and all profit, remuneration, or other consideration that Employee gains from breaching the restrictive covenant; and (c) reimbursement from Employee of all costs incurred by the Company and every other member of the Consolidated Group in enforcing the restrictive covenant or otherwise defending or prosecuting any legal proceeding arising out of the restrictive covenant. The Company may exercise any of the foregoing remedies concurrently, independently, or successively.

     In the event any provisions hereof shall be modified or held ineffective by any Court in any respect, such adjudication shall not invalidate or render ineffective the balance of the provisions hereof, and the provisions hereof shall be enforced to the maximum extent allowed by law. This Agreement shall be governed by the laws of the State of Texas and shall be enforceable in Harris County, Texas. The Company may assign this Agreement (including the restrictive covenants set forth in Articles III and IV) to anyone who succeeds to the Company's business pursuant to a merger of purchase of all or substantially all of the Company's assets. The members of the Consolidated Group are third-party beneficiaries of Employee's obligations under Articles III and IV, and those obligations are enforceable by them to the same extent as if they were parties to this Agreement.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives. The parties hereto have read the terms and conditions of this Agreement before signing the same, and hereby agree that no statement, agreement or understanding, whether oral or written, not contained herein will be recognized or enforced. This Agreement may not be amended except by a written agreement executed by the Company and Employee which makes specific reference to this Agreement.

     Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed given only if and when (i) personally delivered, or (ii) sent by certified mail, addressed in each case as follows:

     IF TO THE COMPANY:            Lifetime Filter, Inc.
                                   c/o ACR Group, Inc.
                                   3200 Wilcrest, Suite 440
                                   Houston, Texas 77042
                                   Attention: Alex Trevino, Jr.

     IF TO THE EMPLOYEE:           James Cagle
                                   22422 Kuykendahl
                                   Tomball, Texas 77375


     The Employee may change the address for notice set forth above by giving notice in writing, stating the new address, to the Company. The Company may change the address for notice set forth above by giving similar notice to the Employee.

     EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT, THAT HE HAS BEEN GIVEN SUFFICIENT OPPORTUNITY TO CONSULT A LAWYER OF HIS OWN CHOOSING AND TO ASK QUESTIONS AND RECEIVE SATISFACTORY ANSWERS REGARDING THIS AGREEMENT, THAT HE UNDERSTANDS HIS RIGHTS AND OBLIGATIONS UNDER IT, AND THAT HE HAS SIGNED IT OF HIS OWN FREE WILL AND VOLITION.

     IN WITNESS WHEREOF, the undersigned have set their hands effective as of January 27, 1997.


                                       LIFETIME FILTER, INC.


                                       By:
                                          -----------------------------
                                           Alex Trevino, Jr., Chairman
                                                    "Company"


                                       --------------------------------
                                       James Cagle ("Employee")

                                   EXHIBIT A


1. As used in this Exhibit A, the following terms shall have the following meanings:

   "Net Income" shall mean net income of the Company for a fiscal year determined in accordance with generally accepted accounting principles, PLUS (i) amortization of intangible costs, (ii) amounts charged by ACR Group, Inc. (parent of the Company) ("ACRG") to the Company for interest and management fees, and (iii) state and federal income taxes. In addition, in determining Net Income, all accounts receivable that are unpaid more than one hundred and twenty (120) days after the invoice date will be reserved as uncollectible, unless, pursuant to a written agreement or court order, the debtor on such account receivable is paying the Company a stated amount on a regular basis and such debtor is in compliance with the terms of such agreement or order.

   "Forecast Income" shall mean the Net Income of the Company forecast for a fiscal year as approved by the Company's Board of Directors.

   "Excess Income" shall mean the excess of Net Income over Forecast Income for a full fiscal year.

   "Excess Income Percentage" shall mean Excess Income divided by Forecast Income for the same fiscal year.

2. The Company shall pay to Employee a salary ("Base Salary") of at least $50,000.00 per annum payable in accordance with the Company's regular payroll practices. The Board of Directors of the Company may increase, but not decrease, Base Salary from time to time.

3. The Company shall pay to Employee for each fiscal year during the term of this Agreement a bonus ("Bonus") calculated according to the following formula:


                                             Amount of Bonus
   Excess Income Percentage          as a Percentage of Excess Income
   ------------------------          --------------------------------
   Increment from 0% to 15%                       10.00%
   Increment from 15% to 25%                      15.00%
   Increment from 25% to 50%                      20.00%
   Increment above 50%                            25.00%

4. (a) Within ninety (90) days after the end of the fiscal year in respect of which a Bonus is earned, the Company shall advise Employee of the amount of such Bonus in order for Employee to exercise the election described in subparagraph (b) below.



                                  (continued)

   (b) Employee may elect to apply up to twenty-five percent (25%) of any Bonus to purchase up to 10,000 shares of common stock of ACRG ("Stock"), at a price equal to ninety percent (90%) of average of the last trading price for the Stock for the ten (10) consecutive trading days prior to and including the last day of the fiscal year in respect of which such Bonus is earned, as reported by NASDAQ. Should Employee elect to apply a portion of a Bonus to the purchase of Stock as provided herein, he shall so notify the Company in writing on or before fifteen (15) days after the date of the notice from the Company to him as to the amount of the Bonus, which written notice shall specify the portion of the Bonus to be so applied. If Employee fails to so notify the Company, it shall be deemed that Employee has elected not to purchase any Stock pursuant to this subparagraph (b).

   (c) Within fifteen (15) days after the end of the fifteen (15) day period described in subparagraph (b), the Company shall pay Employee the cash amount of the Bonus and deliver the Stock, if any, purchased pursuant to subparagraph (b) to Employee.

   (d) Employee acknowledges that any Stock purchased by him hereunder will be deemed to be "restricted securities" within the meaning of Rule 144 of the Securities Act of 1933 (the "Act"). Certificates evidencing the Stock so purchased will be issued to Employee bearing appropriate legends to that effect. Employee acknowledges that as a holder of the Stock purchased hereunder, he may not sell, assign or transfer the shares of the Stock unless he obtains or provides to ACRG an opinion of counsel acceptable demonstrating that such sale, assignment or transfer (i) is in compliance with all applicable state securities laws and (ii) has been registered in accordance with registration provisions of the Act or is exempt from such registration provisions under Rule 144 or another applicable exemption under the Act.

5. The Company shall provide to Employee a pickup truck for use in connection with the business of the Company. The Company shall provide all insurance coverage and repairs and maintenance for such vehicle and shall reimburse Employee for all operating costs of the vehicle. Employee acknowledges that the Company may report all or a portion of the cost of the use of, insurance for and operating costs of, the vehicle as taxable income to Employee in accordance with applicable regulations of the Internal Revenue Service.

6. The Company shall reimburse Employee for all authorized expenses incurred or paid by the Employee in connection with the performance of Employee's services under this Agreement upon presentation of expense statements or vouchers and such other supporting information as the Company may from time to time require or request.



                                  (continued)

7. Employee shall be included in the group of employees of ACRG and its subsidiaries which is recommended by ACRG management to the Stock Option Committee to receive options to purchase ACRG common stock pursuant to the 1996 Stock Option Plan of ACR Group, Inc.

8. The Company shall provide to Employee all other benefits which are generally available to other employees of the Company, which may include medical and dental insurance, disability insurance, life insurance, and 401(k) contributions. In the event that the Company, at some future time, has no group medical insurance coverage, the Company will reimburse Employee for the cost of insurance coverage for Employee comparable to the insurance coverage now maintained by the Company.

                                    EXHIBIT J

                         [O'LEARY CONSULTING AGREEMENT]

                              CONSULTING AGREEMENT



     THIS CONSULTING AGREEMENT (this "Agreement") is entered into effective as of the 1st day of January, 1997, by and between LIFETIME FILTER, INC., a Texas corporation (the "Company"), and RICHARD O'LEARY ("O'Leary").


                              W I T N E S S E T H:


     WHEREAS, the Company and O'Leary are parties, along with certain other entities, to that certain Purchase Agreement dated effective as of January 1, 1997, pursuant to which O'Leary received, directly or indirectly, substantial consideration for the sale of all of his shares of common stock of the Company and the sale of substantially all of the assets of O'Leary Family Partnership, Ltd. (the "Sale");

     WHEREAS, the Company and O'Leary both desire, subject to the terms, conditions, and provisions hereof, that the Company hire O'Leary as a consultant and independent contractor, in connection with the operation of the Company's business.

     NOW, THEREFORE, in consideration of the premises and in consideration of the Sale and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and O'Leary do hereby covenant and agree as follows:


                                    SECTION I

                              ENGAGEMENT PROVISIONS

     The Company hereby engages and retains O'Leary as a consultant and independent contractor to the Company for a period of one (1) year from the date hereof. In such capacity, O'Leary shall make available to the Company his services on a consulting basis during normal business hours, Monday through Friday, at such specific times as the parties shall agree not to exceed ten (10) hours per month unless otherwise agreed by the Company and O'Leary. O'Leary hereby accepts and agrees to such engagement, subject to the general supervision and pursuant to the orders, advice and direction of proper officers of the Company.



                                   SECTION II

                                  BEST EFFORTS

     O'Leary covenants and agrees that he will faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express terms hereof. Without limiting the generality of the preceding sentence,

O'Leary will be responsible for working with the Company to develop sales and marketing ideas to increase the customer base of the Company.

                                   SECTION III

                                  COMPENSATION


     A. The Company shall pay O'Leary an amount equal to Two Thousand Dollars ($2,000.00) per month which shall be payable on the first day of each month commencing January 1, 1997.

     B. Additionally, the Company shall reimburse O'Leary for all reasonably necessary expenses, if any, incurred by O'Leary while performing services pursuant to the terms and provisions hereof. Major expenses such as travel must be authorized in advance by the Company. Payments shall be made within ten (10) days of receipt by the Company of vouchers and receipts to support the expenses.


                                   SECTION IV

                                 CONFIDENTIALITY


     O'Leary recognizes and agrees that the business of the Company and its business interests require a confidential relationship between it and its consultants and the fullest practical protection and confidential treatment of its trade secrets, trade practices, prospects, transactions, customers and other knowledge of the business or financial affairs of the Company that will be or have been conceived, developed or learned by O'Leary prior to or during the term of this Agreement. O'Leary further recognizes and agrees that he will acquire special knowledge from the Company which would otherwise not be available to or acquired by O'Leary. Accordingly, O'Leary agrees that during the term of this Agreement and at all times thereafter he will:

          (1) Keep secret and confidential all such information, trade secrets, trade practices, prospects, transactions, customer lists and business practices of the Company (written or unwritten), and O'Leary shall not divulge, disclose or reveal for any reason or in any manner to any person who is not an officer, director or employee of either the Company, ACR Group, Inc., or any other direct or indirect subsidiary of ACR Group, Inc. (collectively the "Consolidated Group") any of the foregoing information, including, without limitation, the following: (a) information identifying or tending to identify any of the customers, suppliers or employees of the Company or any member of the Consolidated Group; (b) information concerning the intellectual property of the Company or any other member of the Consolidated Group, including all patents, trademarks, trade names, service marks and copyrighted materials; and all ideas, designs, methods, concepts, advertising and promotional materials, and computer programs, software and source codes, whether or not protected under any law; and (c) information pertaining to the plans, products, services, processes, prospects, procedures, techniques, and financial statements, forecasts and projections of the Company or any other member of the Consolidated Group; but excluding information (i) that has been disclosed by the Company or any other member of the Consolidated Group to the public or as may have been required by law or by a court of competent jurisdiction, or to respond to a valid Inquiry by a governmental authority, (ii) that has been received by O'Leary from a third party without breaching an obligation owed to the Company or (iii) that has been disclosed to a third party by the Company without similar restriction; and

          (2) Not use or aid others in using, directly or indirectly, the same in competition with the Company, unless required by a valid order of a court or other governmental authority of competent jurisdiction; and

          (3) Other than on behalf of the Company's interests, O'Leary shall not (a) offer, induce, solicit, influence, or attempt to influence any employee of the Company or any other member of the Consolidated Group to terminate his or her employment for the purpose of working for a competitor of the Company or any other member of the Consolidated Group; (b) influence or attempt to influence any agent, customer or supplier who has a business relationship with the Company or any other member of the Consolidated Group to cease or adversely alter that business relationship; or (c) contact, solicit or do business with any person who is, or has been at any time during the two years preceding the termination of this Agreement, a customer of the Company or any other member of the Consolidated Group, for the purpose of diverting, soliciting or accepting any business in competition with the Company or any other member of the Consolidated Group.

     In addition, upon termination of this Agreement for any reason, O'Leary shall not retain or remove, without the Company's advance written consent, any list, data, book, record, manual, drawing, document, schedule, source code, specification, computer tape, program, diskette or software, or other written or recorded information pertaining to the business and financial affairs of the Company or any other member of the Consolidated Group, except for items that are strictly personal (such as tax forms or compensation records, and O'Leary's copy of this Agreement). Notwithstanding any contrary provision in this Agreement, O'Leary shall be permitted access to such books and records of the Company as may be necessary for him to prepare his personal income tax returns.

     O'Leary further agrees that all inventions, ideas, plans, prospects or processes or other results of the efforts of O'Leary on behalf of the Company which are conceived, invented or developed, in whole or in part, by or with the assistance of O'Leary during the term of this Agreement, shall be the sole and exclusive property of the Company, and O'Leary shall, upon request from the Company at any time, execute such confirmatory assignments of the same or similar documents in favor of the Company.

                                    SECTION V


                                 NONCOMPETITION


     In consideration of the compensation payable to O'Leary hereunder, during the term of this Agreement and for a period of three (3) years after termination of this Agreement by either O'Leary or the Company, O'Leary will not, directly or indirectly, engage in the business of manufacturing air filters and marketing and distributing same to dealers or contractors located anywhere in the United States and Canada through means of direct mail advertising and sale, as such activities were conducted by the Company prior to and during the term of this Agreement (the "Business"), or become affiliated as an agent, advisor, partner, officer, director, employee, proprietor, consultant, stockholder or independent contractor with any person or entity directly or indirectly engaged in the Business. The provisions of the preceding sentence shall not be applicable if O'Leary's services hereunder are terminated by the Company without Cause. This restriction applies to any passive investment in securities of any corporation or other business organization, unless equity ownership is less than 1%.

     O'Leary makes the preceding covenants in consideration for, and as a necessary condition of, his engagement by the Company. O'Leary's obligations to the Company under this section are independent of any obligation of the Company or any other member of the Consolidated Group to O'Leary (including any obligation under this Agreement or any other agreement between O'Leary and the Company or any obligation that otherwise arises from any aspect of the consulting relationship) and are not subject to any set-off, defense, deduction or counterclaim based on any claim that O'Leary may have against the Company or any other member of the Consolidated Group. The restrictive covenants of O'Leary set forth in this section will survive the termination of this Agreement for the periods specified above and are assignable by the Company to any assignee or successor in interest to its business.

     O'Leary expressly acknowledges that the Company conducts business throughout the United States and Canada and he stipulates that the time and area restrictions of the foregoing obligations do not unduly oppress O'Leary's future employment or consulting opportunities. In addition, O'Leary acknowledges that the restrictions set forth in Sections IV and V are reasonable limitations necessary to protect the legitimate business interests of the Company and the Consolidated Group in guarding the trade secrets, preserving the goodwill of its customers and business, preventing solicitation of its existing customers, obtaining the benefit of unique employee training and education, and preventing unauthorized use if its proprietary or confidential business lists, records and information.

     The duration of every obligation set forth above will be extended by any period of time during which O'Leary is in breach of the obligation. To the extent that the duration, geographical area, or scope of activity of any of the preceding restrictions would cause them to be unenforceable in a particular jurisdiction, the restrictions automatically will be reformed for purposes of enforcement in that jurisdiction to a duration, geographical area, or scope of activity that is valid and enforceable in that jurisdiction. Reformation of a restriction to validate its enforcement in any particular jurisdiction, however, will not affect the enforcement of the restriction as stated in any other jurisdiction in which it is enforceable as stated. Also, the invalidity of a restriction in a particular jurisdiction will not affect the validity or enforcement of the restriction in another jurisdiction where it is otherwise valid.

     The provisions of this Section V shall become void and of no further force and effect in the event of a payment default under that certain promissory note executed by the Company and payable to the order of O'Leary Family Partnership, Ltd. (the "Note"), which default is not cured by the Company within ninety (90) days after its occurrence; PROVIDED, however, that in the event the Company subsequently cures the payment default under the Note and O'Leary has not yet commenced business in competition with the Company, then the provisions of this
Section V shall be reinstated in full.



                                   SECTION VI

                               REMEDIES FOR BREACH


     If O'Leary becomes indebted to the Company for any reason during the term of this Agreement, the Company may (but is not obligated to) setoff and collect any amount due the Company from O'Leary out of any compensation or expense reimbursement that it owes to O'Leary.

     O'Leary stipulates that a breach by him of any of the restrictive covenants set forth in Sections IV and V of this Agreement will diminish the value of the Company and the Consolidated Group and will cause irreparable and continuing injury to the Company and the Consolidated Group for which an adequate legal remedy will not exist. Accordingly, O'Leary stipulates that if he breaches any restrictive covenant set forth in Section IV or V of this Agreement, the Company will not be obligated to pay to O'Leary any remaining compensation specified in this Agreement and, without limiting or excluding any other available remedy, the Company and every other member of the Consolidated Group which is affected by the breach will be entitled to the following remedies: (a) the entry by a court having jurisdiction of an order granting specific performance or temporary injunctive relief, upon the posting of a bond of $1,500 and the filing with the court of an appropriate pleading and affidavit specifying each obligation breached by O'Leary, but without proof of actual monetary damage; (b) if a court having jurisdiction determines for any reason that the Company or other member of the Consolidated Group is not entitled to an injunction or specific performance, the recovery from O'Leary of all consequential damages attributable to his breach of the restrictive covenant and all profit, remuneration, or other consideration that O'Leary gains from breaching the restrictive covenant; and
(c) reimbursement from O'Leary of all costs incurred by the Company and every other member of the Consolidated Group in enforcing the restrictive covenant or otherwise defending or prosecuting any legal proceeding arising out of the restrictive covenant. The Company may exercise any of the foregoing remedies concurrently, independently, or successively.

     In the event any provisions hereof shall be modified or held ineffective by any Court in any respect, such adjudication shall not invalidate or render ineffective the balance of the provisions hereof, and the provisions hereof shall be enforced to the maximum extent allowed by law. This Agreement shall be governed by the laws of the State of Texas and shall be enforceable in Harris County, Texas. The Company may assign this Agreement (including the restrictive covenants set forth in Sections IV and V) to anyone who succeeds to the Company's business pursuant to a merger or purchase of all or substantially all of the Company's assets. The members of the Consolidated Group are third-party beneficiaries of O'Leary's obligations under Sections IV and V, and those obligations are enforceable by them to the same extent as if they were parties to this Agreement.


                                   SECTION VII


                                   TERMINATION

     The consulting arrangement hereunder shall be terminated upon the occurrence of the first to occur of any of the following events: (1) the expiration of the term of this Agreement; or (2) O'Leary's death, or such physical or mental disability or incapacity of O'Leary which in the reasonable opinion of the Company causes O'Leary to be unable to effectively perform his duties under this Agreement for a continuous period of ninety (90) days, in either of which events all unaccrued compensation due O'Leary by the Company shall cease; or (3) written notice of termination of this Agreement with Cause (as hereinafter defined) by the Company, given to O'Leary at any time and effective as stated in such notice, in which event all unaccrued compensation payable pursuant to the terms hereof shall cease upon such termination; or (4) upon mutual agreement of parties hereto in writing.

     Termination for "Cause" is defined as termination for any of following reasons: (1) if O'Leary has performed any of his duties under this Agreement in a grossly negligent manner, breached any material provision of this Agreement, or violated any statutory or common law duty of loyalty to the Company; (2) if O'Leary has engaged in malfeasance, theft from the Company, embezzlement or is convicted of a felony; or (3) if O'Leary has engaged in dishonesty, fraud or willful disloyalty with respect to the assets or business of the Company or matters affecting the consulting relationship established under this Agreement. Upon termination of this Agreement by the Company or a termination of O'Leary's consulting services for Cause by the Company, all future compensation to which O'Leary would otherwise be entitled shall cease and terminate as of the date of termination.

                                  SECTION VIII

                                 MISCELLANEOUS


     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives. The parties hereto have read the terms and conditions of this Agreement before signing the same, and hereby agree that no statement, agreement or understanding, whether oral or written, not contained herein will be recognized or enforced. This Agreement may not be amended except by a written agreement executed by the Company and O'Leary which makes specific reference to this Agreement.

     Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed given only if and when (i) personally delivered, or (ii) sent by certified mail, addressed in each case as follows:


     IF TO THE COMPANY:            Lifetime Filter, Inc.
                                   c/o ACR Group, Inc.
                                   3200 Wilcrest, Suite 440
                                   Houston, Texas 77042
                                   Attention: Alex Trevino, Jr.


     IF TO O'LEARY:                Richard O'Leary
                                   2531 Avenue D
                                   Katy, Texas 77493


     Any notice so mailed shall be deemed to be received two (2) business days after the day when so mailed, and any notice personally delivered shall be deemed to be received when receipted on behalf of the receiving party by an authorized officer of such receiving party, or actually received by the receiving party, as the case may be.

     O'Leary may change the address for notice set forth above by giving notice in writing, stating the new address, to the Company. The Company may change the address for notice set forth above by giving similar notice to O'Leary.

     This Agreement may be executed and delivered in any number of counterparts, and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument.

     O'LEARY ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT, THAT HE HAS BEEN GIVEN SUFFICIENT OPPORTUNITY TO CONSULT A LAWYER OF HIS OWN CHOOSING AND TO ASK QUESTIONS AND RECEIVE SATISFACTORY ANSWERS REGARDING THIS AGREEMENT, THAT HE UNDERSTANDS HIS RIGHTS AND OBLIGATIONS UNDER IT, AND THAT HE HAS SIGNED IT OF HIS OWN FREE WILL AND VOLITION.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year mentioned above.


                                       LIFETIME FILTER, INC.


                                       By:
                                          ----------------------------
                                          Alex Trevino, Jr., President



                                       -------------------------------
                                       RICHARD O'LEARY

                                 SCHEDULE 2.12
                     AGREEMENTS, CONTRACTS, AND COMMITMENTS


The following agreements, contracts, or commitments will be merged into LFI upon the Closing of this transaction.

1. Agreement between LFI and OFP (originally with LFM, whose assets have been distributed to OFP) for the use of the trademarks, LifeTime Filter and Filter Clean, and the manufacturing technology associated with production of such filter products.

2. Lease agreement between LFI and OFP (originally with LFM, whose assets have been distributed to OFP) for the assets owned by LFI.

3. LFI maintains a line of credit with Sterling Bank, 6500 FM 1960W, Houston, Texas 77069. UCC-1 Financing Statement 93-0007986 is filed of record securing such line of credit.

4. Client Service Agreement by and between Administaff Companies, Inc. and Lifetime Filter, Inc. dated 11/23/96.

                                 SCHEDULE 2.14
                        TITLE TO AND CONDITION OF ASSETS

                                     None

                                 SCHEDULE 2.18
                                  LITIGATION

                                     None

                                 SCHEDULE 2.19
                     PATENTS, TRADEMARKS, AND SIMILAR RIGHTS


1. United States Patent and Trademark Office Registration No. 1,848,922 dated August 9, 1994 for the trademark, LifeTime Filter, registered to Lifetime Filter, Inc., P.O. Box 218491, Houston, Texas 77218-8491

2. United States Patent and Trademark Office Registration No. 1,848,921 dated August 9, 1994 for the trademark, Filter Clean, registered to Lifetime Filter, Inc., P.O. Box 218491, Houston, Texas 77218-8491

                                 SCHEDULE 2.22
                           BROKER'S OR FINDERS FEES

                                     None